    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 1999

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ---------------------------

                                USX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                          25-0996816
      (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION OR ORGANIZATION)

     600 GRANT STREET, PITTSBURGH, PENNSYLVANIA 15219-4776   (412) 433-1121
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                          PRINCIPAL EXECUTIVE OFFICES)

                              DAN D. SANDMAN, ESQ.
 GENERAL COUNSEL, SECRETARY AND SENIOR VICE PRESIDENT--HUMAN RESOURCES & PUBLIC
                                    AFFAIRS
                                600 GRANT STREET
                      PITTSBURGH, PENNSYLVANIA 15219-4776
                                 (412) 433-1121
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: After the effective date of this registration statement and as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [[ ]]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [[X]]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                             ------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                        AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
    TITLE OF EACH CLASS OF              TO BE              OFFERING PRICE           AGGREGATE          REGISTRATION
 SECURITIES TO BE REGISTERED          REGISTERED              PER UNIT          OFFERING PRICE(1)          FEE
---------------------------------------------------------------------------------------------------------------------
USX-Marathon Group Common
  Stock of USX Corporation....        3,385,000                $27.97              $128,740,596
USX-U.S. Steel Group Common
  Stock of USX Corporation....        1,661,000                $25.47               71,486,522
                                                                                  -------------
    Total.....................                                                     $200,227,118          $38,082
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. Excludes an aggregate of 1,217,800 shares of USX-Marathon Group Common Stock and 1,145,695 shares of USX-U.S. Steel Group Common Stock included in Registration Statements, Numbers 33-57997 and 33-60172 which remain unsold and for which a registration fee was paid in connection with the filing thereof. The above excluded securities are covered by the Prospectus included in this Registration Statement pursuant to Rule 429. The amount of the filing fee associated with the excluded securities previously paid with the above mentioned registration statements was $21,047.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT WILL ALSO BE USED FOR PURPOSES OF SECTION 10(a)(3) OF THE ACT IN CONNECTION WITH SECURITIES REGISTERED ON FORM S-3, REGISTRATION STATEMENT NUMBERS 33-57997 AND 33-60172.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NOTE: THIS REGISTRATION STATEMENT INCLUDES TWO PROSPECTUSES, ONE FOR THE U.S. STEEL GROUP DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN AND ONE FOR THE MARATHON GROUP DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN.

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                                USX CORPORATION
                       USX-U.S. STEEL GROUP COMMON STOCK
                           DIVIDEND REINVESTMENT AND
                           DIRECT STOCK PURCHASE PLAN

To the Holders of and investors interested in USX-U.S. Steel Group Common Stock:

    We are pleased to send you this Prospectus describing the USX-U.S. Steel Group Common Stock Dividend Reinvestment and Direct Stock Purchase Plan.
Effective October   , 1999, we have modified the existing Plan to allow
participation by non-shareholders. This new direct purchase feature allows enrollment in the Plan by making an initial investment of at least $500. The Plan provides a simple and convenient method to purchase additional shares of USX-U.S. Steel Group Common Stock.

IF YOU ARE ALREADY PARTICIPATING IN THE PLAN, NO ACTION IS REQUIRED.

    Some of the significant features of the Plan are:

         -- Enrollment through initial direct stock purchase.

         -- Purchases through the reinvestment of quarterly dividends of up to $35,000 (more with permission of USX).

         -- Purchases through monthly optional cash payments (minimum $50) up to $10,000 (more with permission of USX).

         -- Regular monthly investment can be made by automatic bank debits.

         -- Optional cash payments will generally be invested within a week of receipt.

         -- From time to time shares may be purchased at a discount of up to 3% upon notice from USX.

         -- No brokerage commissions for purchases.

         -- Recordkeeping is simplified since you will receive quarterly statements of your account.

         -- All certificates held by you may be deposited for safekeeping at no cost to you whether or not dividends are reinvested.

    Your participation is entirely voluntary and may be terminated at any time. If you are already enrolled in the Plan, your enrollment will be continued unless you notify USX Corporation otherwise. If you wish to join the Plan or change your investment option, please complete and sign an Authorization Form and return it to USX Corporation.

    We hope you will find this Plan to be of interest. We believe it offers you an attractive way to initially invest or increase your investment in USX-U.S. Steel Group Common Stock.

                                          Sincerely,

                                          /s/ T.J. USHER
                                          Chairman, Board of Directors
                               ------------------

Neither the Securities and Exchange Commission nor any state securities regulators has determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------

October   , 1999

--------------------------------------------------------------------------------
 TABLE OF CONTENTS

                                                              PAGE
                                                              ----
USX Corporation.............................................    3
USX Common Stock............................................    3
Enrollment..................................................    4
Investment Options and Limitations..........................    5
     Dividend Reinvestment..................................    5
     Optional Cash Investments Only.........................    5
     Limitations on Purchases...............................    6
     Waiver of Limitations..................................    6
Purchase of Shares for the Plan.............................    7
     Purchases..............................................    7
     Purchases Exceeding Plan Limits--Discount in Effect....    7
Administrator of the Plan...................................    9
Control Over Purchases......................................    9
Sale of Shares for the Plan.................................   10
Safekeeping of Your Stock Certificates and Book Entry.......   10
Gifts, Transfers and Pledges of Shares......................   11
Issuance of Certificates....................................   11
Plan Service Fees...........................................   12
Tracking Your Investments...................................   12
U. S. Federal Income Tax Information........................   12
Miscellaneous...............................................   13
     Voting of Proxies......................................   13
     Responsibility of Administrator and USX Corporation....   13
     Plan Modification or Termination.......................   13
     Change of Eligibility or Termination...................   13
     Foreign Participation..................................   14
     Interpretation.........................................   14
Available Information.......................................   14
     Incorporation by Reference.............................   14
     Reliance...............................................   15
Legal Matters...............................................   15
Experts.....................................................   15
Price Range of Steel Stock, Dividends and Dividend Policy...   15
Special Considerations......................................   17
Management and Accounting Policies..........................   21
Schedule I--List of Important Dates through 2002............  S-1
Appendix I--Summary of USX Common Stock.....................  I-1
Inquiries/Correspondence: USX Shareholder Services......back cover

--------------------------------------------------------------------------------
 USX CORPORATION

USX, a Delaware corporation, engages in the energy business through its Marathon Group and in the steel business through its U.S. Steel Group.

  -- U.S. Steel Group -- Includes U.S. Steel. Its principal business is the production and sale of steel mill products, coke and taconite pellets. Certain business activities are conducted through joint ventures and partially-owned companies in steel producing, processing, transportation or service businesses.

  -- Marathon Group -- Includes Marathon Oil Company and certain other subsidiaries of USX. It engages in worldwide exploration and production of crude oil and natural gas; domestic refining, marketing and transportation of petroleum products, primarily through Marathon Ashland Petroleum LLC (62% owned); and other energy related businesses.

--------------------------------------------------------------------------------
 USX COMMON STOCK

USX has two classes of common stock outstanding:

  -- USX-U.S. Steel Group Common Stock (referred to as Steel Stock)

  -- USX-Marathon Group Common Stock (referred to as Marathon Stock).

Each class of stock provides stockholders with a separate security intended to reflect the performance of the related Group. However, the Groups are not separate legal entities. The holders of each class of stock are the owners of common stock of USX and are subject to all of the risks associated with an investment in USX and all of USX's businesses and liabilities. See "Special Considerations" on page 17 and "Appendix I" on page I-1.

--------------------------------------------------------------------------------
 ENROLLMENT

To Enroll:

  -- IF YOU DO NOT OWN ANY STEEL           You can join the Plan by making an initial investment
     STOCK                                 of at least $500 (maximum is $10,000). Return a
                                           completed Authorization Form to USX Shareholder
                                           Services, along with your check or money order payable
                                           to USX Corporation. A $10 enrollment fee will be
                                           deducted from your initial investment. Please allow
                                           two weeks for your account to be established, initial
                                           shares to be purchased and a statement to be mailed to
                                           you. No interest will be paid on amounts held by us
                                           pending investment.
  -- CURRENT PARTICIPANTS IN THE PLAN      You are automatically enrolled in the Plan. NO ACTION
                                           IS REQUIRED UNLESS YOU WANT TO MAKE A CHANGE IN YOUR
                                           ELECTION.
  -- IF YOU OWN STEEL STOCK                You can join the Plan by returning a completed
     REGISTERED IN YOUR NAME               Authorization Form to USX Shareholder Services. (No
                                           enrollment fee required.)
  -- IF YOUR SHARES ARE HELD IN A          To participate directly in the Plan, you should direct
     BROKERAGE, BANK OR OTHER              your broker, bank, or trustee to register some or all
     INTERMEDIARY ACCOUNT                  of your Steel Stock shares directly in your name. You
                                           can then get started in the Plan by returning a
                                           completed Authorization Form to USX Shareholder
                                           Services. Authorization Forms are mailed automatically
                                           once shares are registered in your name. (No
                                           enrollment fee required.)

--------------------------------------------------------------------------------
 INVESTMENT OPTIONS AND LIMITATIONS

Once enrolled in the Plan, you have the following investment options:

-- DIVIDEND REINVESTMENT:

When completing the Dividend Reinvestment section of the Authorization Form, YOU MUST CHOOSE ONE OF THE FOLLOWING:

        FULL DIVIDEND REINVESTMENT: Purchase shares of Steel Stock with all of your cash dividends. The dividends on all of your shares held in the Plan will also be reinvested in shares of Steel Stock. Additional shares may also be purchased with optional cash.

        PART CASH--PART DIVIDEND REINVESTMENT: Receive a cash dividend payment based on the number of full shares you specify. This option allows you to receive a fixed amount of cash each quarter, assuming the dividend stays the same. The balance of your dividends will be used to purchase shares of Steel Stock.

You can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate sections of the Direct Deposit Form from USX Shareholder Services. You can also change your designated bank account for direct deposit with the same form. The forms will be acted upon as soon as possible after they are received, and you can discontinue this feature by notifying USX Shareholder Services in writing.

You can change your dividend reinvestment election at any time by notifying USX Shareholder Services.

-- OPTIONAL CASH INVESTMENTS ONLY: You can purchase additional shares of Steel Stock by using the Plan's optional cash investment feature regardless of whether dividends are reinvested. Dividends will be automatically reinvested on those shares retained in the Plan. You can invest at least $50 at any one time up to a maximum of $10,000 in any month unless the limit is waived by USX. INTEREST WILL NOT BE PAID ON AMOUNTS HELD BY US PENDING INVESTMENT.

     - BY AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT: If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account by completing the reverse side of the Authorization Form. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your bank account on the fifth day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow up to six weeks for the first automatic monthly withdrawal to be initiated. You must notify USX Shareholder Services in writing to change or terminate automatic withdrawal.

     - BY CHECK OR MONEY ORDER: You can make optional cash investments by sending a check or money order payable to USX Corporation. DO NOT SEND CASH.

To facilitate processing of your investment, please use the transaction stub located at the top of your quarterly statement. Mail your check and transaction stub to the address specified on the statement. Since funds will normally be invested on Friday of each week, the check must be received by 2:00 p.m. on Thursday. You may not sell or withdraw shares purchased by check for a period of 14 days from the receipt of the check. A $25 fee will be assessed for a check that is returned for insufficient funds.

-- LIMITATIONS ON PURCHASES:

  O Optional and Initial Cash Investments

     -- at least $500 initial cash investment

     -- at least $50 optional cash investment at any one time

     -- no more than $10,000 in any one month

  O Dividend Reinvestments

     -- up to $35,000 per dividend payment

  O All limitations may be waived by USX upon written request

     AGGREGATION OF ACCOUNTS FOR PURPOSE OF LIMITATIONS: For the purpose of the above limitations, USX may aggregate all reinvested dividends and optional and initial cash payments for participants with more than one account using the same Social Security Number or Taxpayer Identification Number. For participants unable to supply a Social Security Number or Taxpayer Identification Number, their participation may be limited by USX to only one Plan account.

Also for the purpose of such limitations, all Plan accounts which USX believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless USX has determined that reinvestment of dividends and investment of optional cash payments for each such account would be consistent with the purposes of the Plan, USX will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

-- WAIVER OF LIMITATIONS: Initial cash payments and optional cash payments in excess of $10,000 per month may be made only pursuant to a written Waiver of Limitation by USX for the total amount submitted. A copy of such written approval must accompany any cash payment.

Requests for waiver of the $35,000 limitation on reinvestment of dividends and other questions concerning waivers should be directed to USX at (412) 433-4707. It is solely within USX's discretion as to whether any waiver of the allowable maximum amounts will be granted.

In deciding whether to approve a request, USX will consider relevant factors including, but not limited to, USX's need for additional funds, the attractiveness of obtaining such additional funds by the sale of Steel Stock by comparison to other sources of funds, the applicable purchase price, the participant submitting the request, the extent and nature of such participant's prior participation in the Plan, the number of shares of Steel Stock held of record by such participant and the aggregate amount of such dividends and initial or optional cash payments in excess of the allowable maximum amounts for which requests have been submitted by all participants.

If requests are submitted for any Investment Date (see "Purchase of Shares for the Plan--Purchases Exceeding Plan Limits--Discount in Effect" on page 7 for a discussion of the Investment Date) for an aggregate amount in excess of the amount USX is then willing to accept,

USX may honor such requests in order of receipt, pro rata or by any other method which USX determines to be appropriate.

--------------------------------------------------------------------------------
 PURCHASE OF SHARES FOR THE PLAN

PURCHASES

     The following discussion pertains to

        (a) all purchases within Plan Limits and

        (b) all purchases in excess of Plan Limits when no Discount is in effect.

-- PURCHASE INTERVALS: The Administrator will use initial and optional cash investments to purchase USX shares as promptly as practicable, normally once each week. To the extent dividends are declared, the Administrator will use reinvested dividends to purchase shares on the quarterly dividend payment date. Purchases may be made over a number of days to meet the requirements of the Plan.

-- SOURCE AND PRICING OF SHARES:

     SOURCE OF SHARES: Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by USX.

     PRICE OF SHARES PURCHASED IN THE OPEN MARKETS: If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased on that day to satisfy Plan requirements. A bank or other agent will purchase shares for the Plan on any securities exchange where the Steel Stock is traded, in the over-the-counter market or in privately negotiated transactions.

     Trading fees incurred by the Plan for purchases will be paid by USX and will be reported to you as taxable income on Form 1099-DIV. All computations of shares are calculated to three decimals and fractional shares are credited to your account.

     PRICE OF SHARES PURCHASED FROM USX: If the shares are purchased from USX, your price per share will be the average of the daily high and low sale prices quoted on the New York Stock Exchange Composite Transactions as reported in the Wall Street Journal (the "NYSE Composite") listing for the day the shares are purchased.

If there is no trading of Steel Stock on the NYSE on the day the price is to be determined, the price per share will be determined by USX on the basis of such market quotations as it considers appropriate.

Because USX may periodically change between the above methods for purchasing shares, there can be no assurance that the method for determining your price per share will not change. To obtain the current method, please call (412) 433-4707.

PURCHASES EXCEEDING PLAN LIMITS--DISCOUNT IN EFFECT

     The following discussion pertains only to purchases for which a Waiver of Limitation has been obtained when a Discount is in effect. The terms set forth below will apply to the full amount for which a waiver has been obtained. For example, if a waiver is obtained to make an optional cash purchase of $15,000, $5,000 over the limit, the full $15,000 will be subject to these terms.

     For a list of important dates with respect to purchases exceeding Plan limits when a Discount is in effect, see Schedule I on page S-1. Schedule I is only a guide. Actual dates may be obtained on the USX website (www.usx.com) or by calling (412) 433-4707.

     DISCOUNT: The Discount, which may vary each month between 0% and 3%, will be established in USX's sole discretion after a review of current market conditions, the level of participation and current and projected capital needs. USX will establish the Discount, if any, each month, at least two business days prior to the relevant Record Date. The Discount will apply to initial and optional cash investments and the reinvestment of dividends. The Discount will be subtracted from the purchase price of shares purchased for the Plan for the relevant month.

Since January 1998, there has been no Discount.

-- PURCHASE INTERVALS: The Administrator will use initial and optional cash investments for which a waiver has been obtained to purchase USX shares once each month. To the extent dividends are declared, the Administrator will use reinvested dividends to purchase shares on a quarterly basis.

-- SOURCE AND PRICING OF SHARES:

     SOURCE OF SHARES: Stock required to meet the requirements of the Plan when a Discount is in effect will be issued directly by USX.

     PRICE OF SHARES PURCHASED FROM USX: Your price per share will be the average of the daily high and low sales prices of Steel Stock on the NYSE Composite for the twelve Trading Days immediately preceding the relevant Investment Date less the Discount.

     SEE SCHEDULE I FOR A LIST OF RELEVANT DATES.

     A "Trading Day" means a day on which trades of the Steel Stock are reported on the New York Stock Exchange.

The twelve Trading Days immediately preceding the relevant Investment Date is the relevant "Pricing Period."

-- TIMING: Shares purchased from USX will be purchased on the Investment Date which is on or about the tenth of each month.

IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE NEXT INVESTMENT DATE, USX MUST BE IN RECEIPT OF FUNDS ON OR BEFORE THE BUSINESS DAY IMMEDIATELY PRECEDING THE FIRST DAY OF THE RELATED PRICING PERIOD. USX WILL RETURN, WITHOUT INTEREST, ANY PAYMENTS RECEIVED AFTER THE CLOSE OF BUSINESS ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE FIRST DAY OF THE PRICING PERIOD AND BEFORE THE RELATED INVESTMENT DATE.

-- THRESHOLD PRICE LIMIT: With respect to these purchases, USX will establish for each Pricing Period a minimum price (the "Threshold Price") applicable to the purchase of newly issued shares of Steel Stock.

The Threshold Price will be established by USX two business days prior to the Record Date at USX's sole discretion after a review of current market conditions and other relevant factors. It will be a stated dollar amount that the average of the high and low sale prices on the NYSE Composite for a Trading Day of the Pricing Period must equal or exceed.

In the event that the Threshold Price is not satisfied for a Trading Day of the Pricing Period, then that Trading Day and the trading prices for that day will be excluded from the Pricing Period and the determination of the Purchase Price. A day will also be excluded from the Pricing Period and the determination of the Purchase Price if there are no trades of Steel Stock reported on the NYSE for such day. For example, if the Threshold Price is not satisfied for three of the twelve Trading Days, then the Purchase Price will be based upon the remaining nine Trading Days for which the Threshold Price was satisfied.

Each Trading Day of a Pricing Period for which the Threshold Price is not satisfied or each day for which there are no trades of Steel Stock reported on the NYSE will cause the return of a portion of your initial or optional cash payment. The returned amount will equal one-twelfth of the total amount of the initial or optional cash payments for which the relevant Waiver of Limitation was received for each Trading Day that the Threshold Price is not satisfied or for each day no such sales are reported. For example, if the Threshold Price is not satisfied or no such sales are reported for three Trading Days, 3/12 (or 25%) of your initial or optional cash payments for which the relevant Waiver of Limitation was received will be returned without interest to you.

--------------------------------------------------------------------------------
 ADMINISTRATOR OF THE PLAN

USX administers the Plan, keeps records, sends statements of account to you and performs other duties related to the Plan. USX will register and hold shares purchased for you through the Plan or deposited by you for safekeeping in the Plan in its name, as agent, until a written request is received from you for the sale of or issuance of certificates for all or part of your Plan Shares. USX also acts as dividend disbursing and transfer agent for the Steel Stock. USX may appoint a different administrator for the Plan at any time. USX or any appointed administrator is referred to as the "Administrator."

--------------------------------------------------------------------------------
 CONTROL OVER PURCHASES

USX, as Administrator, decides whether purchases are to be made in the open market or from USX and engages a bank or other agent for purposes of making open market purchases. Neither USX Corporation nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased in the open market.

If you send in an initial or optional cash investment, it is possible that the market price of Steel Stock could go up or down before your funds are used to purchase stock. Further, USX may change the method of stock purchase (purchase in the open market or from USX) at any time within any three month period. THEREFORE, YOU WILL NOT BE ABLE TO PRECISELY TIME YOUR PURCHASES THROUGH THE PLAN AND WILL BEAR THE MARKET RISK ASSOCIATED WITH FLUCTUATIONS IN THE PRICE OF STEEL STOCK.

IN ADDITION, YOU WILL NOT EARN INTEREST ON INITIAL OR OPTIONAL CASH INVESTMENTS FOR THE PERIOD BEFORE THE SHARES ARE PURCHASED.

--------------------------------------------------------------------------------
 SALE OF SHARES FOR THE PLAN

TIMING AND CONTROL:

You can sell any number of shares held in your Plan account or book entry form by notifying USX Shareholder Services. USX will endeavor to arrange sales weekly on Friday, provided that it has been advised in writing of such sale no later than the preceding day. The sale price will be the weighted average price of all shares sold on that sale date for Plan participants. You will receive the proceeds of the sale less a sales transaction fee of $.05 per share (subject to change at any time), and any required tax withholdings.

YOU WILL NOT BE ABLE TO PRECISELY TIME YOUR SALES THROUGH THE PLAN AND WILL BEAR THE MARKET RISK ASSOCIATED WITH FLUCTUATION IN THE PRICE OF STEEL STOCK. That is, if you send in a request to sell shares, it is possible that the market price of Steel Stock could go down or up before your shares are sold. In addition, you will not earn interest on a sales transaction.

You can choose to sell your shares through a stockbroker of your choice, in which case you should request a certificate for your shares from USX Shareholder Services. Allow two weeks for delivery of the certificate. (See "Issuance of Certificates" on page 11.)

--------------------------------------------------------------------------------
 SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY

Any Steel Stock shareholder may use the Plan's "safekeeping" service to deposit Steel Stock certificates at no cost whether or not dividends are reinvested. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates.

With safekeeping, you have the option of reinvesting all, a portion or none of your dividends. You may also take advantage of the sale of shares feature of the Plan. Certificates will be issued upon request. (See "Issuance of Certificates" on page 11.)

To use the safekeeping service, send your certificates to USX Shareholder Services by registered mail with written instructions to deposit them for safekeeping. The shares should be insured for approximately 2% of the value of the shares. Do not endorse the certificates or complete the assignment section. The address of USX Shareholder Services is on the inside back cover of this prospectus.

Shares of Steel Stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form. You will receive a quarterly statement detailing the status of your holdings.

--------------------------------------------------------------------------------
 GIFTS, TRANSFERS AND PLEDGES OF SHARES

YOU CAN GIVE OR TRANSFER STEEL STOCK TO ANYONE YOU CHOOSE BY:

  O Making an initial $500 cash investment to establish an account in the recipient's name; or

  O Submitting an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $50 nor more than $10,000; or

  O Transferring shares from your account to the recipient (minimum of five shares to new accounts).

You may transfer shares to new or existing shareholders. USX Shareholder Services will automatically place such new accounts in full dividend reinvestment status. New participants, at their discretion, may elect another investment option by giving notice to USX Shareholder Services. If you participate in dividend reinvestment and your request to either transfer all of your shares or make a partial sale and transfer the balance of your shares is received between the ex-dividend and the dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends. This holding period could be as long as three weeks.

To transfer shares, you must have your signature guaranteed by a financial institution participating in the Medallion Guarantee Program (generally a broker or a bank). The Medallion Guarantee Program ensures that the individual signing the certificate or stock power is in fact the registered owner.

Plan shares may not be pledged and any such purported pledge shall be void. If you want to pledge your shares, you must first withdraw them from your Plan Account.

If you need additional assistance, please call USX Shareholder Services at (412) 433-4801.

--------------------------------------------------------------------------------
 ISSUANCE OF CERTIFICATES

You can withdraw all or some of the shares from your Plan account by notifying USX Shareholder Services.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. You should receive your certificate within two weeks of your request. Dividends will continue to be reinvested in Steel Stock unless USX is specifically advised to discontinue reinvestment.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration name, the signature on the instructions or stock power authorizing the issuance must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as described above.

--------------------------------------------------------------------------------
 PLAN SERVICE FEES

ENROLLMENT FEE FOR NEW INVESTORS............................           $10.00 per account enrollment
PURCHASE OF SHARES..........................................                               No Charge
SALE OF SHARES (partial or full):
     Transaction Fee........................................                               No Charge
     Trading Fee............................................                         $0.05 per share
                                                                                 (subject to change)
REINVESTMENT OF DIVIDENDS...................................                               No Charge
OPTIONAL CASH INVESTMENTS VIA CHECK OR AUTOMATIC
  INVESTMENT................................................                               No Charge
GIFT OR TRANSFER OF SHARES..................................                               No Charge
SAFEKEEPING OF STOCK CERTIFICATES...........................                               No Charge
CERTIFICATE ISSUANCE........................................                               No Charge
RETURNED CHECKS.............................................                        $25.00 per check
DUPLICATE STATEMENTS
     Current year...........................................                               No Charge
     Prior year(s)..........................................       $5.00 per year, up to $25 maximum

The fee for duplicate statements must be paid in advance. In all other cases, the applicable fees will be deducted from either the investment or proceeds from a sale.

--------------------------------------------------------------------------------
 TRACKING YOUR INVESTMENTS

USX Shareholder Services will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

PLEASE RETAIN YOUR STATEMENTS TO ESTABLISH THE COST BASIS OF SHARES PURCHASED UNDER THE PLAN FOR INCOME TAX AND OTHER PURPOSES AND TO AVOID ACCOUNT RESEARCH FEES.

You should notify USX Shareholder Services promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

--------------------------------------------------------------------------------
 U. S. FEDERAL INCOME TAX INFORMATION

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U. S. Internal Revenue Service as dividend income. The statement will also reflect any trading fees paid by USX on your behalf for purchases of shares.

You will not realize gain or loss for U. S. Federal income tax purposes upon deposit of shares into the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U. S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U. S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U. S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional common stock.

The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisors regarding the consequences of participation in the Plan.

--------------------------------------------------------------------------------
 MISCELLANEOUS

-- VOTING OF PROXIES: USX will mail you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares in your Plan account. Your shares will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted.

-- RESPONSIBILITY OF ADMINISTRATOR AND USX CORPORATION: Neither USX Corporation nor any Plan Administrator nor any agent will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability:

  O for failure to terminate your account upon your death prior to receiving written notice of such death; or

  O relating to purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

  O for any fluctuation in the market value after purchase or sale of shares.

The payment of dividends is at the discretion of USX's Board of Directors. The Board may change the amount and timing of dividends at any time without notice.

Neither USX Corporation nor any Plan Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

-- PLAN MODIFICATION OR TERMINATION: USX Corporation reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. USX and any other Administrator also reserve the right to change any and all administrative procedures and costs associated with the Plan.

-- CHANGE OF ELIGIBILITY OR TERMINATION: You will remain a participant of the Plan until you withdraw from the Plan or the Plan is terminated. USX reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, USX Shareholder Services will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments or reinvest your dividends. USX Shareholder Services will issue a certificate to you upon written request.

If the number of shares on which dividends are reinvested falls below one share, your participation in the Plan will be automatically terminated and a check will be sent to you for any fractional share remaining.

-- FOREIGN PARTICIPATION: If you live outside of the U. S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. USX reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.

-- INTERPRETATION: USX may adopt rules and regulations to facilitate the administration of the Plan. Any question of interpretation under the Plan will be determined by USX and any such determination will be final.

The Plan, all related forms and your account shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and cannot be modified orally.

--------------------------------------------------------------------------------
 AVAILABLE INFORMATION

USX files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information USX files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. USX's SEC filings are also available to the public from the website maintained by the SEC at "http://www.sec.gov." In addition, such reports, proxy and information statements and other information are available for inspection at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, The Chicago Stock Exchange, 120 S. LaSalle Street, Chicago, Illinois 60603, and Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, on which stock exchanges the Steel Stock is listed.

-- INCORPORATION BY REFERENCE: The SEC allows USX to incorporate by reference the information USX files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made by USX with the SEC under
Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

(a) Annual Report on Form 10-K for the year ended December 31, 1998;

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1999;

(c) Current Reports on Form 8-K/A and Form 8-K dated January 22 and on Forms 8-K dated January 26, January 27, September 28, and October 12, 1999;

(d) The description of the Steel Stock included in Form 8-A Registration Statement filed on April 11, 1991; and

(e) The Rights Agreement dated as of September 28, 1999 included in USX's Form 8-A Registration Statement filed on September 28, 1999.

Upon request USX will provide, without charge, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to the Office of the Secretary, USX Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219-4776 (telephone: 412-433-4801).

-- RELIANCE: You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. USX has authorized no one to provide you with different information. USX IS NOT MAKING AN OFFER TO SELL STOCK IN ANY STATE OR COUNTRY WHERE THE OFFER IS NOT PERMITTED. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

--------------------------------------------------------------------------------
 LEGAL MATTERS

The validity of the issuance of the shares of Steel Stock offered hereby will be passed upon for USX by D. D. Sandman, Esq., General Counsel, Secretary and Senior Vice President--Human Resources & Public Affairs of USX or by J. A. Hammerschmidt, Esq., Assistant General Counsel--Corporate and Assistant Secretary of USX. Messrs. Sandman and Hammerschmidt, in their respective capacities as set forth above, are paid salaries by USX, participate in various employee benefit plans offered by USX and own common stock of USX.

--------------------------------------------------------------------------------
 EXPERTS

The consolidated financial statements of USX as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated in this Prospectus by reference to USX's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
 PRICE RANGE OF STEEL STOCK, DIVIDENDS AND DIVIDEND POLICY

The Steel Stock is listed on the NYSE, Chicago Stock Exchange and Pacific Exchange. The following table sets forth the range of high and low sales prices of the Steel Stock on the NYSE Composite for the periods indicated.

                                                             HIGH       LOW
                                                             ----       ---
1997
  First Quarter...........................................   33 3/8    26 3/8
  Second Quarter..........................................   35 5/8    25 3/8
  Third Quarter...........................................   40 3/4    34 3/16
  Fourth Quarter..........................................   36 15/16  26 7/8
1998
  First Quarter...........................................   42 1/8    28 7/16
  Second Quarter..........................................   43 1/16   31
  Third Quarter...........................................   33 1/2    20 7/16
  Fourth Quarter..........................................   27 3/4    21 5/8
1999
  First Quarter...........................................   29 1/8    22 1/4
  Second Quarter..........................................   34 1/4    23 1/2
  Third Quarter...........................................   30 1/16   24 5/8
  Fourth Quarter (through October 11).....................   26 3/16   24 7/16

On October 11, 1999, the reported last sale price of the Steel Stock on the NYSE Composite was $25 3/16 per share.

For the periods indicated, the Board of Directors of USX (the "Board") has declared a dividend each quarter on the Steel Stock of $.25 per share. While the Board does not currently intend to change such dividend rate, it reserves the right to do so at any time and from time to time.

The Board intends to declare and pay dividends on the Steel Stock based on the financial condition and results of operations of the U.S. Steel Group, although it has no obligation under Delaware law to do so. Dividends on the Steel Stock will be payable when, as and if declared by the Board out of the lesser of (i) the Available Steel Dividend Amount (as defined in the USX Restated Certificate of Incorporation, (hereinafter, the "Certificate of Incorporation") and (ii) legally available funds of USX (as defined under Delaware law). In making its dividend decisions, the Board will rely on the financial statements of the U.S. Steel Group. In determining its dividend policy, the Board will consider, among other things, the long-term earnings and cash flow capabilities of the U.S. Steel Group, as well as the dividend policies of other publicly traded steel companies.

--------------------------------------------------------------------------------
 SPECIAL CONSIDERATIONS

The following discussion explains special factors to be considered arising from a capital structure with separate classes of common stock.

  STOCKHOLDERS OF ONE COMPANY: FINANCIAL IMPACTS FROM ONE GROUP COULD AFFECT THE OTHER GROUP.

You will be a stockholder of one company. Financial impacts from one group could adversely affect the other group. The financial statements of the Marathon Group and the U.S. Steel Group separately report the assets, liabilities (including contingent liabilities) and stockholders' equity of USX attributed to each group. This attribution for the purpose of preparing the financial statements for each group does not affect legal title to such assets or responsibility for such liabilities. Holders of Marathon Stock and Steel Stock are holders of Common Stock of USX, and continue to be subject to all of the risks associated with an investment in USX and all of its businesses and liabilities.

Financial impacts arising from one group that affect the overall cost of USX's capital could affect the results of operations and financial condition of the other group. In addition, net losses of either group, as well as dividends and distributions on either class of Common Stock or any series of Preferred Stock and repurchases of either class of Common Stock or any series of Preferred Stock, will reduce the funds legally available for payment of dividends on the Common Stock of both groups.

Accordingly, you are urged to read the USX consolidated financial information in connection with the group financial information.

  NO RIGHTS OR ADDITIONAL DUTIES WITH RESPECT TO THE GROUPS; POTENTIAL CONFLICTS

Holders of Marathon Stock and Steel Stock have only the rights of stockholders of USX, and, except under limited circumstances, holders of Common Stock are not provided any rights specifically related to either group.

The existence of separate classes of Common Stock may give rise to occasions when the interests of holders of Marathon Stock and Steel Stock may diverge or appear to diverge.

Examples include:

  O the optional exchange of the Steel Stock for the Marathon Stock at the 10% premium;

  O the determination of the record date of any such exchange or for the redemption of any Steel Stock;

  O the establishing of the date for public announcement of the liquidation of USX;

  O the commitment of capital between the Marathon Group and the U. S. Steel
    Group; and

  O the payment of dividends on one or both classes of Common Stock.

USX is not aware of any precedent involving the fiduciary duties of directors of corporations having classes of common stock or separate classes or series of capital stock, the rights of which are defined by reference to specified operations of the corporation.

Principles of Delaware law established in cases involving differing treatment of classes of capital stock or groups of holders of the same class of capital stock provide that a board of directors owes an equal duty to all stockholders regardless of class or series and does not have separate or additional duties to any group of stockholders. Under these principles of Delaware law and the "business judgment rule," absent abuse of discretion, a good faith determination made by a disinterested and adequately informed USX Board of Directors with respect to any matter having disparate impacts upon holders of Marathon Stock and holders of Steel Stock would be a defense to any challenge to such determination made by or on behalf of the holders of either class of Common Stock.

Because the Board owes an equal duty to all stockholders regardless of class, the Board is the appropriate body to deal with these matters.

In order to assist the Board in this regard, USX has formulated policies to serve as guidelines for the resolution of matters involving a conflict or a potential conflict, including policies dealing with

  O the payment of dividends,

  O limiting capital investment in the U. S. Steel Group over the long term to its internally generated cash flow, and

  O allocation of corporate expenses and other matters.

The Board has been advised concerning the applicable law relating to the discharge of its fiduciary duties to the common stockholders in the context of the separate classes of Common Stock and has delegated to the Audit Committee of the Board the responsibility to review matters which relate to this subject and report to the Board.

  LIMITED SEPARATE VOTING RIGHTS

Holders of shares of Marathon Stock and Steel Stock vote together as a single class on all matters as to which all USX common stockholders are entitled to vote. Holders of Marathon Stock and Steel Stock will have no rights to vote on matters as a separate group except in certain limited circumstances. Separate meetings for the holders of each class of Common Stock will not be held.

Accordingly, subject to certain exceptions, holders of shares of Marathon Stock or shares of Steel Stock cannot bring a proposal to a vote of the holders of Marathon Stock or holders of Steel Stock only, but are required to bring any proposal to a vote of all holders of capital stock of USX entitled to vote generally voting together as a single class.

The interests of the holders of the Marathon Stock and Steel Stock may diverge or appear to diverge with respect to certain matters as to which such holders are entitled to vote.

When a stockholder vote is taken on any matter as to which a separate vote by any class would not be required, the holders of one class of Common Stock could have more than the number of votes required to approve the matter and could control the outcome of the vote.

The Restated Certificate of Incorporation provides that neither the increase nor the decrease of the authorized number of shares of either class of Common Stock requires a separate vote of either such class. Thus, it is possible that the holders of a majority of either class of Common Stock could constitute a majority of the voting power of both classes of Common Stock and approve the increase or decrease of the authorized amount of the other class of Common Stock without the approval of the holders of such other class of Common Stock.

On all matters where the holders of Common Stock vote together as a single class, a share of Marathon Stock will have one vote and each share of Steel Stock will have a fluctuating vote per share based on time-weighted average ratios of their Market Values.

Assuming that the time-weighted averages of the Market Values of Marathon Stock and Steel Stock were $27 and $25, respectively, the per share voting rights of Marathon Stock and Steel Stock would be one vote and .926 votes per share, respectively. If the Marathon Stock and the Steel Stock had those voting rights as of September 30, 1999, the holders of Marathon Stock and Steel Stock would have approximately 79% and 21%, respectively, of the total voting power of USX.

  LIMITATIONS ON POTENTIAL UNSOLICITED ACQUISITIONS

If the Marathon Group and the U.S. Steel Group were separate companies, any person interested in acquiring one of them without negotiating with management could seek to obtain control of it by means of a tender offer or proxy contest. Because each group is not a separate company, any person interested in acquiring only one group without negotiating with USX management would be required to seek control of the voting power representing all of the outstanding capital stock of USX entitled to vote on such acquisition.

Because of fluctuations in the relative Market Values of shares of the classes of Common Stock, the voting power of a particular stockholder may be increased or decreased from that held at the time the stockholder acquired the stock or from that held at the time of the previous vote. The fluctuating voting powers of the classes of Common Stock may influence a purchaser interested in acquiring and maintaining control of USX to acquire holdings in both classes of Common Stock.

  DIVIDENDS AND EARNINGS PER SHARE

The Board intends to declare and pay dividends on the Marathon Stock and Steel Stock based on the financial condition and results of operations of the respective group.

Subject to any prior rights of the holders of Preferred Stock:

     (a) dividends on Marathon Stock will be payable out of legally available funds of USX (as defined under Delaware law); and

     (b) dividends on Steel Stock will be payable out of the lesser of

           (1) the Available Steel Dividend Amount and

           (2) legally available funds.

In making its dividend decisions, the Board will rely on the financial statements of each group. In determining its dividend policy, the Board will consider, among other things, the long-term earnings and cash flow capabilities of each group, as well as the dividend policies of similar publicly traded companies.

The method of calculating earnings per share for the Marathon Stock and the Steel Stock reflects the Board's intent that the separately reported earnings and surplus of the Marathon Group and the U.S. Steel Group as determined consistent with the Certificate of Incorporation, are available for payment of dividends to the respective classes of stock, although legally available funds and liquidation preferences of these classes of stock do not necessarily correspond with these amounts.

Delaware law requires that dividends on all classes of Preferred Stock and Common Stock be limited to legally available funds of USX, which is determined on the basis of the entire Corporation.

Distributions on the Marathon Stock and the Steel Stock could not be made if USX failed to pay dividends on any series of Preferred Stock. Net losses of either group as well as dividends and distributions on either class of Common Stock or any series of Preferred Stock and repurchases of either class of Common Stock or any series of Preferred Stock, will reduce the funds of USX legally available for payment of dividends on both classes of Common Stock.

Under Delaware law, a corporation may declare and pay dividends on its capital stock either

     (1) out of its surplus or

     (2) in case there is no surplus, out of its net profits for the year in which the dividend is declared and/or the preceding fiscal year.

"Surplus" is the amount by which the total assets of the corporation exceed total liabilities and capital.

Capital for USX is the sum of

     (a) the aggregate par value of the outstanding shares of Common Stock (equal to $1 per share) and

     (b) the aggregate stated capital of the outstanding shares of 6.50% Preferred Stock ($1 per share).

If the capital of a corporation is diminished by depreciation in the value of its properties, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets, dividends may not be paid out of net profits (that is pursuant to clause (2) above) until the deficiency in capital shall have been repaired.

For purposes of determining surplus, the assets and liabilities of a corporation are to be valued on the basis of market value.

  POTENTIAL EFFECTS OF EXCHANGE AND REDEMPTION OF COMMON STOCK

Under various conditions, the Steel Stock may be exchanged at USX's option for shares of Marathon Stock at a 10% premium. Any exchange of Steel Stock for Marathon Stock would preclude holders of Steel Stock from retaining their investment in a security reflecting USX's steel business.

--------------------------------------------------------------------------------
 MANAGEMENT AND ACCOUNTING POLICIES

MANAGEMENT POLICIES

The Board has adopted certain policies with respect to the Marathon Group and the U.S. Steel Group including, without limitation, the intention to:

     (i) limit capital expenditures of the U.S. Steel Group over the long term to an amount equal to the internally generated cash flow of the U.S. Steel Group, including funds generated by sales of assets of the U.S. Steel Group,

     (ii) sell assets and provide services between the groups only on an arm's-length basis, and

     (iii) treat funds generated by sale of Marathon Stock and Steel Stock and securities convertible into such stock as assets of the respective group.

ACCOUNTING MATTERS AND POLICIES

The Marathon Group and the U.S. Steel Group financial statements are prepared in accordance with generally accepted accounting principles, and these financial statements, taken together, comprise all of the accounts included in the corresponding consolidated financial statements of USX.

The financial statements of the Marathon Group and the U.S. Steel Group principally reflect the financial position and results of operations of the businesses included in the group.

Consistent with the Certificate of Incorporation and related policies, group financial statements also include portions of USX's corporate assets and liabilities (including contingent liabilities). Principal corporate activities attributed to the groups and reflected in their financial statements include financial activities, corporate general and administrative costs, common stock transactions and income taxes.

MANAGEMENT AND ACCOUNTING POLICIES SUBJECT TO CHANGE

These policies may be modified or rescinded in the sole discretion of the Board without approval of stockholders, although there is no present intention to do so.

The Board may also adopt additional policies depending upon the circumstances. Any determination of the Board to modify or rescind such policies, or to adopt additional policies, including any decision that would have disparate impacts upon holders of Marathon Stock or Steel Stock, would be made by the Board in good faith and in the honest belief that such decision is in the best interests of all stockholders of USX. In addition, generally accepted accounting principles require that any change in accounting policy be preferable to the previous policy.

                                                                      SCHEDULE I

                       USX-U.S. STEEL GROUP COMMON STOCK
                           DIVIDEND REINVESTMENT AND
                           DIRECT STOCK PURCHASE PLAN
                      LIST OF IMPORTANT DATES THROUGH 2002
                    APPLICABLE ONLY IF DISCOUNT IS IN EFFECT

               (C)               (D)             (E)                                 (G)
       THRESHOLD PRICE AND        *         OPTIONAL CASH          (F)
       WAIVER DISCOUNT, IF     RECORD      INVESTMENTS MUST   PRICING PERIOD
CYCLE  ANY, WILL BE SET BY:     DATE:      BE RECEIVED BY:     START DATE:     INVESTMENT DATE:
-----  --------------------  -----------   ----------------   --------------   ----------------
  B          9/17/99           9/21/99          9/22/99           9/23/99          10/11/99
  B         10/19/99          10/21/99         10/22/99          10/25/99          11/10/99
  A         11/15/99          11/17/99         11/22/99          11/23/99          12/10/99
  B         12/16/99          12/20/99         12/21/99          12/22/99           1/10/00
  B          1/19/00           1/21/00          1/24/00           1/25/00           2/10/00
  A          2/14/00           2/16/00          2/22/00           2/23/00           3/10/00
  B          3/17/00           3/21/00          3/22/00           3/23/00           4/10/00
  B          4/17/00           4/19/00          4/20/00           4/24/00           5/10/00
  A          5/15/00           5/17/00          5/23/00           5/24/00           6/12/00
  B          6/15/00           6/19/00          6/20/00           6/21/00           7/10/00
  B          7/19/00           7/21/00          7/24/00           7/25/00           8/10/00
  A          8/14/00           8/16/00          8/22/00           8/23/00           9/11/00
  B          9/18/00           9/20/00          9/21/00           9/22/00          10/10/00
  B         10/19/00          10/23/00         10/24/00          10/25/00          11/10/00
  A         11/14/00          11/16/00         11/21/00          11/22/00          12/11/00
  B         12/14/00          12/19/00         12/20/00          12/21/00           1/10/01
  B          1/19/01           1/23/01          1/24/01           1/25/01           2/12/01
  A          2/16/01           2/21/01          2/21/01           2/22/01           3/12/01
  B          3/16/01           3/20/01          3/22/01           3/23/01           4/10/01
  B          4/18/01           4/20/01          4/23/01           4/24/01           5/10/01
  A          5/17/01           5/21/01          5/22/01           5/23/01           6/11/01
  B          6/15/01           6/19/01          6/20/01           6/21/01           7/10/01
  B          7/19/01           7/23/01          7/24/01           7/25/01           8/10/01
  A          8/14/01           8/16/01          8/21/01           8/22/01           9/10/01
  B          9/18/01           9/20/01          9/21/01           9/24/01          10/10/01
  B         10/19/01          10/23/01         10/24/01          10/25/01          11/12/01
  A         11/19/01          11/21/01         11/21/01          11/21/01          12/10/01
  B         12/17/01          12/19/01         12/20/01          12/21/01           1/10/02
  B          1/17/02           1/22/02          1/23/02           1/24/02           2/11/02
  A          2/15/02           2/20/02          2/20/02           2/21/02           3/11/02
  B          3/18/02           3/20/02          3/21/02           3/22/02           4/10/02
  B          4/18/02           4/22/02          4/23/02           4/24/02           5/10/02

               (C)               (D)             (E)                                 (G)
       THRESHOLD PRICE AND        *         OPTIONAL CASH          (F)
       WAIVER DISCOUNT, IF     RECORD      INVESTMENTS MUST   PRICING PERIOD
CYCLE  ANY, WILL BE SET BY:     DATE:      BE RECEIVED BY:     START DATE:     INVESTMENT DATE:
-----  --------------------  -----------   ----------------   --------------   ----------------
  A          5/13/02           5/15/02          5/21/02           5/22/02           6/10/02
  B          6/17/02           6/19/02          6/20/02           6/21/02           7/10/02
  B          7/19/02           7/23/02          7/24/02           7/25/02           8/12/02
  A          8/19/02           8/21/02          8/21/02           8/22/02           9/10/02
  B          9/19/02           9/20/02          9/23/02           9/24/02          10/10/02
  B         10/18/02          10/22/02         10/23/02          10/24/02          11/11/02
  A         11/18/02          11/20/02         11/20/02          11/21/02          12/10/02

---------

A. Investment of optional cash investments and reinvestment of dividends.
B.    Investment of optional cash investments only.
C. The Threshold Price and Waiver Discount (if any) will be established two business days prior to the Record Date.
D. The Record Date for dividend months (those indicated by the letter "A" in the cycle column) will be established by the Board of Directors.
      The Record Date for non-dividend months (those indicated by the letter "B" in the cycle column) will be two business days immediately preceding the first day of the Pricing
      Period.
E. Optional cash payments are due by the last business day prior to commencement of the Pricing Period.
F.    The Pricing Period will be the twelve consecutive Trading
      Days ending on the Trading Day immediately preceding the Investment Date.
G. The Investment Date will be the dividend payment date during a month in which a cash dividend is paid and in any other month, will be the tenth calendar day of such month, however, if either the dividend payment date or such tenth day falls on a date when the New York Stock Exchange is closed, the Investment Date will be the first day following on which the New York Stock Exchange is open.

                                      U. S. EQUITY
                                     MARKETS CLOSED
                            --------------------------------
                            1999    2000**   2001**   2002**
                            ----    ------   ------   ------
New Years Day                1/1     1/1      1/1      1/1
Martin L. King Day          1/18     1/17     1/15     1/21
Presidents Day              2/15     2/21     2/19     2/18
Good Friday                  4/2     4/21     4/13     3/29
Memorial Day                5/31     5/29     5/28     5/27
Independence Day             7/5     7/4      7/4      7/4
Labor Day                    9/6     9/4      9/3      9/2
Thanksgiving Day            11/25   11/23    11/29    11/28
Christmas Day               12/24   12/25    12/25    12/25

* Record Dates in dividend months (February, May, August and November) are established as 3rd Wednesday of month unless that day is 15th, then date is 16th.

[** Estimated.]

                                                                      APPENDIX I
                          SUMMARY OF USX COMMON STOCK

The following summary is qualified in its entirety by the detailed information appearing elsewhere in, or incorporated by reference in, this Prospectus. Capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Prospectus.

                                                          USX COMMON STOCK
                        ------------------------------------------------------------------------------------
                                   USX-MARATHON GROUP                        USX-U.S. STEEL GROUP
                                      COMMON STOCK                               COMMON STOCK
                                      ------------                               ------------
BUSINESS:               Energy business.                           Steel and other businesses.

NUMBER OF SHARES
  OUTSTANDING AS OF
  SEPTEMBER 30, 1999:   310,078,463                                88,369,115

VOTING RIGHTS:          Except as otherwise described herein, the  Except as otherwise described herein, the
                        Marathon Stock will vote as a single       Steel Stock will vote as a single class
                        class with the Steel Stock. The Marathon   with the Marathon Stock. Each share of
                        Stock will have one vote per share.        Steel Stock will have a variable number
                                                                   of votes based upon the relative Market
                                                                   Values of one share of Steel Stock and
                                                                   one share of Marathon Stock, and may have
                                                                   more than, less than or exactly one vote
                                                                   per share.

DIVIDENDS:              Dividends on the Marathon Stock will be    Dividends on the Steel Stock will be paid
                        paid at the discretion of the Board based  at the discretion of the Board based primarily upon the long-term earnings and  primarily upon the long-term earnings and
                        cash flow capabilities of the Marathon     cash flow capabilities of the U.S. Steel
                        Group, as well as on the dividend          Group, as well as on the dividend
                        policies of publicly traded energy         policies of publicly traded steel
                        companies. Dividends will be payable out   companies. Dividends will be payable out
                        of all funds of USX legally available      of the lesser of (i) all funds of USX
                        therefor.                                  legally available therefor and (ii) the
                                                                   Available Steel Dividend Amount.

EXCHANGE AND            USX may exchange the Marathon Stock for    USX may exchange the Steel Stock for
  REDEMPTION:           shares of a wholly owned subsidiary that   shares of a wholly owned subsidiary that
                        holds all the assets and liabilities of    holds all the assets and liabilities of
                        the Marathon Group. The effect of this     the U.S. Steel Group. The effect of this
                        exchange would be to spin off the          exchange would be to spin off the U.S.
                        Marathon Group to holders of Marathon      Steel Group to holders of Steel Stock.
                        Stock.
                                                                   If USX sells all or substantially all of
                                                                   the properties and assets of the U.S.
                                                                   Steel Group, USX must either: (i) pay a
                                                                   special dividend to holders of Steel
                                                                   Stock equal to the Net Proceeds; or (ii)
                                                                   redeem shares of Steel Stock having an
                                                                   aggregate Market Value closest to the
                                                                   value of the Net Proceeds for an amount
                                                                   equal to the Net Proceeds; or (iii)
                                                                   exchange each share of Steel Stock for a
                                                                   number of shares of Marathon Stock equal
                                                                   to 110% of the ratio of the Market Values
                                                                   of one share of Steel Stock to one share
                                                                   of Marathon Stock.

LIQUIDATION:            In the event of the liquidation of USX,    In the event of the liquidation of USX,
                        holders of Marathon Stock will share the   holders of Steel Stock will share the
                        funds, if any, remaining for distribution  funds, if any, remaining for distribution
                        to common stockholders with holders of     to common stockholders with holders of
                        Steel Stock based upon the relative        Marathon Stock based upon the relative
                        market capitalizations of each.            market capitalizations of each.

LISTING:                NYSE under the symbol "MRO."               NYSE under the symbol "X."

                                    USX LOGO
                       USX-U.S. STEEL GROUP COMMON STOCK
--------------------------------------------------------------------------------
 INQUIRIES/CORRESPONDENCE: USX SHAREHOLDER SERVICES

For recorded information concerning the following Plan features, Call (412) 433-4707.

     Discount
     Threshold Price
     Requests for Waivers
     Source of shares--Open Market Purchase or USX Issuance

For other information about the Plan:

Call USX Shareholder Services:                                           (412) 433-4801
FAX:                                                                     (412) 433-4818
Internet:                                                                   www.usx.com
EMAIL:                                                      shareholderservices@usx.com

Send written correspondence and optional cash Investments to:

     USX CORPORATION
     SHAREHOLDER SERVICES
     600 GRANT STREET, ROOM 611
     PITTSBURGH, PA 15219-4776

Please include your daytime telephone number. Please use transaction stub at top of your quarterly statement for optional cash Investments.

                                             USX Logo

                                                       USX CORPORATION

                                              USX-U.S. STEEL GROUP COMMON STOCK

                                                  DIVIDEND REINVESTMENT AND
                                                 DIRECT STOCK PURCHASE PLAN

                                                         PROSPECTUS
                                                       October  , 1999

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                                USX CORPORATION
                        USX-MARATHON GROUP COMMON STOCK
                           DIVIDEND REINVESTMENT AND
                           DIRECT STOCK PURCHASE PLAN

To the Holders of and investors interested in USX-Marathon Group Common Stock:

    We are pleased to send you this Prospectus describing the USX-Marathon Group Common Stock Dividend Reinvestment and Direct Stock Purchase Plan. Effective
October   , 1999, we have modified the existing Plan to allow participation by non-shareholders. This new direct purchase feature allows enrollment in the Plan by making an initial investment of at least $500. The Plan provides a simple and convenient method to purchase additional shares of USX-Marathon Group Common Stock.

IF YOU ARE ALREADY PARTICIPATING IN THE PLAN, NO ACTION IS REQUIRED.

    Some of the significant features of the Plan are:

         -- Enrollment through initial direct stock purchase.

         -- Purchases through the reinvestment of quarterly dividends of up to $35,000 (more with permission of USX).

         -- Purchases through monthly optional cash payments (minimum $50) up to $10,000 (more with permission of USX).

         -- Regular monthly investment can be made by automatic bank debits.

         -- Optional cash payments will generally be invested within a week of receipt.

         -- From time to time shares may be purchased at a discount of up to 3% upon notice from USX.

         -- No brokerage commissions for purchases.

         -- Recordkeeping is simplified since you will receive quarterly statements of your account.

         -- All certificates held by you may be deposited for safekeeping at no cost to you whether or not dividends are reinvested.

    Your participation is entirely voluntary and may be terminated at any time. If you are already enrolled in the Plan, your enrollment will be continued unless you notify USX Corporation otherwise. If you wish to join the Plan or change your investment option, please complete and sign an Authorization Form and return it to USX Corporation.

    We hope you will find this Plan to be of interest. We believe it offers you an attractive way to initially invest or increase your investment in USX-Marathon Group Common Stock.

                                          Sincerely,

                                          /s/ T. J. USHER
                                          Chairman, Board of Directors
                               ------------------

Neither the Securities and Exchange Commission nor any state securities regulators has determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------

October   , 1999

--------------------------------------------------------------------------------
 TABLE OF CONTENTS

                                                              PAGE
                                                              ----
USX Corporation.............................................    3
USX Common Stock............................................    3
Enrollment..................................................    4
Investment Options and Limitations..........................    5
     Dividend Reinvestment..................................    5
     Optional Cash Investments Only.........................    5
     Limitations on Purchases...............................    6
     Waiver of Limitations..................................    6
Purchase of Shares for the Plan.............................    7
     Purchases..............................................    7
     Purchases Exceeding Plan Limits--Discount in Effect....    8
Administrator of the Plan...................................    9
Control Over Purchases......................................    9
Sale of Shares for the Plan.................................   10
Safekeeping of Your Stock Certificates and Book Entry.......   10
Gifts, Transfers and Pledges of Shares......................   11
Issuance of Certificates....................................   11
Plan Service Fees...........................................   12
Tracking Your Investments...................................   12
U. S. Federal Income Tax Information........................   12
Miscellaneous...............................................   13
     Voting of Proxies......................................   13
     Responsibility of Administrator and USX Corporation....   13
     Plan Modification or Termination.......................   13
     Change of Eligibility or Termination...................   13
     Foreign Participation..................................   14
     Interpretation.........................................   14
Available Information.......................................   14
     Incorporation by Reference.............................   14
     Reliance...............................................   15
Legal Matters...............................................   15
Experts.....................................................   15
Price Range of Marathon Stock, Dividends and Dividend
  Policy....................................................   16
Special Considerations......................................   17
Management and Accounting Policies..........................   21
Schedule I--List of Important Dates through 2002............  S-1
Appendix I--Summary of USX Common Stock.....................  I-1
Inquiries/Correspondence: USX Shareholder Services......back cover

--------------------------------------------------------------------------------
 USX CORPORATION

USX, a Delaware corporation, engages in the energy business through its Marathon Group and in the steel business through its U.S. Steel Group.

  -- Marathon Group -- Includes Marathon Oil Company and certain other subsidiaries of USX. It engages in worldwide exploration and production of crude oil and natural gas; domestic refining, marketing and transportation of petroleum products, primarily through Marathon Ashland Petroleum LLC (62% owned); and other energy related businesses.

  -- U.S. Steel Group -- Includes U.S. Steel. Its principal business is the production and sale of steel mill products, coke and taconite pellets. Certain business activities are conducted through joint ventures and partially-owned companies in steel producing, processing, transportation or service businesses.

--------------------------------------------------------------------------------
 USX COMMON STOCK

USX has two classes of common stock outstanding:

  -- USX-Marathon Group Common Stock (referred to as Marathon Stock)

  -- USX-U.S. Steel Group Common Stock (referred to as Steel Stock).

Each class of stock provides stockholders with a separate security intended to reflect the performance of the related Group. However, the Groups are not separate legal entities. The holders of each class of stock are the owners of common stock of USX and are subject to all of the risks associated with an investment in USX and all of USX's businesses and liabilities. See "Special Considerations" on page 17 and "Appendix I" on page I-1.

--------------------------------------------------------------------------------
 ENROLLMENT

To Enroll:

  -- IF YOU DO NOT OWN ANY MARATHON        You can join the Plan by making an initial investment
     STOCK                                 of at least $500 (maximum is $10,000). Return a
                                           completed Authorization Form to USX Shareholder
                                           Services, along with your check or money order payable
                                           to USX Corporation. A $10 enrollment fee will be
                                           deducted from your initial investment. Please allow
                                           two weeks for your account to be established, initial
                                           shares to be purchased and a statement to be mailed to
                                           you. No interest will be paid on amounts held by us
                                           pending investment.
  -- CURRENT PARTICIPANTS IN THE PLAN      You are automatically enrolled in the Plan. NO ACTION
                                           IS REQUIRED UNLESS YOU WANT TO MAKE A CHANGE IN YOUR
                                           ELECTION.
  -- IF YOU OWN MARATHON STOCK             You can join the Plan by returning a completed
     REGISTERED IN YOUR NAME               Authorization Form to USX Shareholder Services. (No
                                           enrollment fee required.)
  -- IF YOUR SHARES ARE HELD IN A          To participate directly in the Plan, you should direct
     BROKERAGE, BANK OR OTHER              your broker, bank, or trustee to register some or all
     INTERMEDIARY ACCOUNT                  of your Steel Stock shares directly in your name. You
                                           can then get started in the Plan by returning a
                                           completed Authorization Form to USX Shareholder
                                           Services. Authorization Forms are mailed automatically
                                           once shares are registered in your name. (No
                                           enrollment fee required.)

--------------------------------------------------------------------------------
 INVESTMENT OPTIONS AND LIMITATIONS

Once enrolled in the Plan, you have the following investment options:

-- DIVIDEND REINVESTMENT:

When completing the Dividend Reinvestment section of the Authorization Form, YOU MUST CHOOSE ONE OF THE FOLLOWING:

        FULL DIVIDEND REINVESTMENT: Purchase shares of Marathon Stock with all of your cash dividends. The dividends on all of your shares held in the Plan will also be reinvested in shares of Marathon Stock. Additional shares may also be purchased with optional cash.

        PART CASH--PART DIVIDEND REINVESTMENT: Receive a cash dividend payment based on the number of full shares you specify. This option allows you to receive a fixed amount of cash each quarter, assuming the dividend stays the same. The balance of your dividends will be used to purchase shares of Marathon Stock.

You can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate sections of the Direct Deposit Form from USX Shareholder Services. You can also change your designated bank account for direct deposit with the same form. The forms will be acted upon as soon as possible after they are received, and you can discontinue this feature by notifying USX Shareholder Services in writing.

You can change your dividend reinvestment election at any time by notifying USX Shareholder Services.

-- OPTIONAL CASH INVESTMENTS ONLY: You can purchase additional shares of Marathon Stock by using the Plan's optional cash investment feature regardless of whether dividends are reinvested. Dividends will be automatically reinvested on those shares retained in the Plan. You can invest at least $50 at any one time up to a maximum of $10,000 in any month unless the limit is waived by USX. INTEREST WILL NOT BE PAID ON AMOUNTS HELD BY US PENDING INVESTMENT.

     - BY AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT: If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account by completing the reverse side of the Authorization Form. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your bank account on the fifth day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow up to six weeks for the first automatic monthly withdrawal to be initiated. You must notify USX Shareholder Services in writing to change or terminate automatic withdrawal.

     - BY CHECK OR MONEY ORDER: You can make optional cash investments by sending a check or money order payable to USX Corporation. DO NOT SEND CASH.

To facilitate processing of your investment, please use the transaction stub located at the top of your quarterly statement. Mail your check and transaction stub to the address specified on the statement. Since funds will normally be invested on Friday of each week, the check must be received by 2:00 p.m. on Thursday. You may not sell or withdraw shares purchased by check for a period of 14 days from the receipt of the check. A $25 fee will be assessed for a check that is returned for insufficient funds.

-- LIMITATIONS ON PURCHASES:

  O Optional and Initial Cash Investments

     -- at least $500 initial cash investment

     -- at least $50 optional cash investment at any one time

     -- no more than $10,000 in any one month

  O Dividend Reinvestments

     -- up to $35,000 per dividend payment

  O All limitations may be waived by USX upon written request

     AGGREGATION OF ACCOUNTS FOR PURPOSE OF LIMITATIONS: For the purpose of the above limitations, USX may aggregate all reinvested dividends and optional and initial cash payments for participants with more than one account using the same Social Security Number or Taxpayer Identification Number. For participants unable to supply a Social Security Number or Taxpayer Identification Number, their participation may be limited by USX to only one Plan account.

Also for the purpose of such limitations, all Plan accounts which USX believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless USX has determined that reinvestment of dividends and investment of optional cash payments for each such account would be consistent with the purposes of the Plan, USX will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

-- WAIVER OF LIMITATIONS: Initial cash payments and optional cash payments in excess of $10,000 per month may be made only pursuant to a written Waiver of Limitation by USX for the total amount submitted. A copy of such written approval must accompany any cash payment.

Requests for waiver of the $35,000 limitation on reinvestment of dividends and other questions concerning waivers should be directed to USX at (412) 433-4707. It is solely within USX's discretion as to whether any waiver of the allowable maximum amounts will be granted.

In deciding whether to approve a request, USX will consider relevant factors including, but not limited to, USX's need for additional funds, the attractiveness of obtaining such additional funds by the sale of Marathon Stock by comparison to other sources of funds, the applicable purchase price, the participant submitting the request, the extent and nature of such participant's prior participation in the Plan, the number of shares of Marathon Stock held of record by such participant and the aggregate amount of such dividends and initial or optional cash payments in excess of the allowable maximum amounts for which requests have been submitted by all participants.

If requests are submitted for any Investment Date (see "Purchase of Shares for the Plan--Purchases Exceeding Plan Limits--Discount in Effect" on page 8 for a discussion of the Investment Date) for an aggregate amount in excess of the amount USX is then willing to accept, USX may honor such requests in order of receipt, pro rata or by any other method which USX determines to be appropriate.

--------------------------------------------------------------------------------
 PURCHASE OF SHARES FOR THE PLAN

PURCHASES

     The following discussion pertains to

        (a) all purchases within Plan Limits and

        (b) all purchases in excess of Plan Limits when no Discount is in effect.

-- PURCHASE INTERVALS: The Administrator will use initial and optional cash investments to purchase USX shares as promptly as practicable, normally once each week. To the extent dividends are declared, the Administrator will use reinvested dividends to purchase shares on the quarterly dividend payment date. Purchases may be made over a number of days to meet the requirements of the Plan.

-- SOURCE AND PRICING OF SHARES:

     SOURCE OF SHARES: Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by USX.

     PRICE OF SHARES PURCHASED IN THE OPEN MARKETS: If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased on that day to satisfy Plan requirements. A bank or other agent will purchase shares for the Plan on any securities exchange where the Marathon Stock is traded, in the over-the-counter market or in privately negotiated transactions.

     Trading fees incurred by the Plan for purchases will be paid by USX and will be reported to you as taxable income on Form 1099-DIV. All computations of shares are calculated to three decimals and fractional shares are credited to your account.

     PRICE OF SHARES PURCHASED FROM USX: If the shares are purchased from USX, your price per share will be the average of the daily high and low sale prices quoted on the New York Stock Exchange Composite Transactions as reported in the Wall Street Journal (the "NYSE Composite") listing for the day the shares are purchased.

If there is no trading of Marathon Stock on the NYSE on the day the price is to be determined, the price per share will be determined by USX on the basis of such market quotations as it considers appropriate.

Because USX may periodically change between the above methods for purchasing shares, there can be no assurance that the method for determining your price per share will not change. To obtain the current method, please call (412) 433-4707.

PURCHASES EXCEEDING PLAN LIMITS--DISCOUNT IN EFFECT

     The following discussion pertains only to purchases for which a Waiver of Limitation has been obtained when a Discount is in effect. The terms set forth below will apply to the full amount for which a waiver has been obtained. For example, if a waiver is obtained to make an optional cash purchase of $15,000, $5,000 over the limit, the full $15,000 will be subject to these terms.

     For a list of important dates with respect to purchases exceeding Plan limits when a Discount is in effect, see Schedule I on page S-1. Schedule I is only a guide. Actual dates may be obtained on the USX website (www.usx.com) or by calling (412) 433-4707.

     DISCOUNT: The Discount, which may vary each month between 0% and 3%, will be established in USX's sole discretion after a review of current market conditions, the level of participation and current and projected capital needs. USX will establish the Discount, if any, each month, at least two business days prior to the relevant Record Date. The Discount will apply to initial and optional cash investments and the reinvestment of dividends. The Discount will be subtracted from the purchase price of shares purchased for the Plan for the relevant month.

USX has never established a Discount for the Marathon Plan.

-- PURCHASE INTERVALS: The Administrator will use initial and optional cash investments for which a waiver has been obtained to purchase USX shares once each month. To the extent dividends are declared, the Administrator will use reinvested dividends to purchase shares on a quarterly basis.

-- SOURCE AND PRICING OF SHARES:

     SOURCE OF SHARES: Stock required to meet the requirements of the Plan when a Discount is in effect will be issued directly by USX.

     PRICE OF SHARES PURCHASED FROM USX: Your price per share will be the average of the daily high and low sales prices of Marathon Stock on the NYSE Composite for the twelve Trading Days immediately preceding the relevant Investment Date less the Discount.

     SEE SCHEDULE I FOR A LIST OF RELEVANT DATES.

     A "Trading Day" means a day on which trades of the Marathon Stock are reported on the New York Stock Exchange.

The twelve Trading Days immediately preceding the relevant Investment Date is the relevant "Pricing Period."

-- TIMING: Shares purchased from USX will be purchased on the Investment Date which is on or about the tenth of each month.

IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE NEXT INVESTMENT DATE, USX MUST BE IN RECEIPT OF FUNDS ON OR BEFORE THE BUSINESS DAY IMMEDIATELY PRECEDING THE FIRST DAY OF THE RELATED PRICING PERIOD. USX WILL RETURN, WITHOUT INTEREST, ANY PAYMENTS RECEIVED AFTER THE CLOSE OF BUSINESS ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE FIRST DAY OF THE PRICING PERIOD AND BEFORE THE RELATED INVESTMENT DATE.

-- THRESHOLD PRICE LIMIT: With respect to these purchases, USX will establish for each Pricing Period a minimum price (the "Threshold Price") applicable to the purchase of newly issued shares of Marathon Stock.

The Threshold Price will be established by USX two business days prior to the Record Date at USX's sole discretion after a review of current market conditions and other relevant factors. It will be a stated dollar amount that the average of the high and low sale prices on the NYSE Composite for a Trading Day of the Pricing Period must equal or exceed.

In the event that the Threshold Price is not satisfied for a Trading Day of the Pricing Period, then that Trading Day and the trading prices for that day will be excluded from the Pricing Period and the determination of the Purchase Price. A day will also be excluded from the Pricing Period and the determination of the Purchase Price if there are no trades of Marathon Stock reported on the NYSE for such day. For example, if the Threshold Price is not satisfied for three of the twelve Trading Days, then the Purchase Price will be based upon the remaining nine Trading Days for which the Threshold Price was satisfied.

Each Trading Day of a Pricing Period for which the Threshold Price is not satisfied or each day for which there are no trades of Marathon Stock reported on the NYSE will cause the return of a portion of your initial or optional cash payment. The returned amount will equal one-twelfth of the total amount of the initial or optional cash payments for which the relevant Waiver of Limitation was received for each Trading Day that the Threshold Price is not satisfied or for each day no such sales are reported. For example, if the Threshold Price is not satisfied or no such sales are reported for three Trading Days, 3/12 (or 25%) of your initial or optional cash payments for which the relevant Waiver of Limitation was received will be returned without interest to you.

--------------------------------------------------------------------------------
 ADMINISTRATOR OF THE PLAN

USX administers the Plan, keeps records, sends statements of account to you and performs other duties related to the Plan. USX will register and hold shares purchased for you through the Plan or deposited by you for safekeeping in the Plan in its name, as agent, until a written request is received from you for the sale of or issuance of certificates for all or part of your Plan Shares. USX also acts as dividend disbursing and transfer agent for the Marathon Stock. USX may appoint a different administrator for the Plan at any time. USX or any appointed administrator is referred to as the "Administrator."

--------------------------------------------------------------------------------
 CONTROL OVER PURCHASES

USX, as Administrator, decides whether purchases are to be made in the open market or from USX and engages a bank or other agent for purposes of making open market purchases. Neither USX Corporation nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased in the open market.

If you send in an initial or optional cash investment, it is possible that the market price of Marathon Stock could go up or down before your funds are used to purchase stock. Further, USX may change the method of stock purchase (purchase in the open market or from USX) at any time within any three month period. THEREFORE, YOU WILL NOT BE ABLE TO PRECISELY TIME YOUR PURCHASES THROUGH THE PLAN AND WILL BEAR THE MARKET RISK ASSOCIATED WITH FLUCTUATIONS IN THE PRICE OF MARATHON STOCK.

IN ADDITION, YOU WILL NOT EARN INTEREST ON INITIAL OR OPTIONAL CASH INVESTMENTS FOR THE PERIOD BEFORE THE SHARES ARE PURCHASED.

--------------------------------------------------------------------------------
 SALE OF SHARES FOR THE PLAN

TIMING AND CONTROL:

You can sell any number of shares held in your Plan account or book entry form by notifying USX Shareholder Services. USX will endeavor to arrange sales weekly on Friday, provided that it has been advised in writing of such sale no later than the preceding day. The sale price will be the weighted average price of all shares sold on that sale date for Plan participants. You will receive the proceeds of the sale less a sales transaction fee of $.05 per share (subject to change at any time), and any required tax withholdings.

YOU WILL NOT BE ABLE TO PRECISELY TIME YOUR SALES THROUGH THE PLAN AND WILL BEAR THE MARKET RISK ASSOCIATED WITH FLUCTUATION IN THE PRICE OF MARATHON STOCK. That is, if you send in a request to sell shares, it is possible that the market price of Marathon Stock could go down or up before your shares are sold. In addition, you will not earn interest on a sales transaction.

You can choose to sell your shares through a stockbroker of your choice, in which case you should request a certificate for your shares from USX Shareholder Services. Allow two weeks for delivery of the certificate. (See "Issuance of Certificates" on page 11.)

--------------------------------------------------------------------------------
 SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY

Any Marathon Stock shareholder may use the Plan's "safekeeping" service to deposit Marathon Stock certificates at no cost whether or not dividends are reinvested. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates.

With safekeeping, you have the option of reinvesting all, a portion or none of your dividends. You may also take advantage of the sale of shares feature of the Plan. Certificates will be issued upon request. (See "Issuance of Certificates" on page 11.)

To use the safekeeping service, send your certificates to USX Shareholder Services by registered mail with written instructions to deposit them for safekeeping. The shares should be insured for approximately 2% of the value of the shares. Do not endorse the certificates or complete the assignment section. The address of USX Shareholder Services is on the inside back cover of this prospectus.

Shares of Marathon Stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form. You will receive a quarterly statement detailing the status of your holdings.

--------------------------------------------------------------------------------
 GIFTS, TRANSFERS AND PLEDGES OF SHARES

YOU CAN GIVE OR TRANSFER MARATHON STOCK TO ANYONE YOU CHOOSE BY:

  O Making an initial $500 cash investment to establish an account in the recipient's name; or

  O Submitting an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $50 nor more than $10,000; or

  O Transferring shares from your account to the recipient (minimum of five shares to new accounts).

You may transfer shares to new or existing shareholders. USX Shareholder Services will automatically place such new accounts in full dividend reinvestment status. New participants, at their discretion, may elect another investment option by giving notice to USX Shareholder Services. If you participate in dividend reinvestment and your request to either transfer all of your shares or make a partial sale and transfer the balance of your shares is received between the ex-dividend and the dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends. This holding period could be as long as three weeks.

To transfer shares, you must have your signature guaranteed by a financial institution participating in the Medallion Guarantee Program (generally a broker or a bank). The Medallion Guarantee Program ensures that the individual signing the certificate or stock power is in fact the registered owner.

Plan shares may not be pledged and any such purported pledge shall be void. If you want to pledge your shares, you must first withdraw them from your Plan Account.

If you need additional assistance, please call USX Shareholder Services at (412) 433-4801.

--------------------------------------------------------------------------------
 ISSUANCE OF CERTIFICATES

You can withdraw all or some of the shares from your Plan account by notifying USX Shareholder Services.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. You should receive your certificate within two weeks of your request. Dividends will continue to be reinvested in Marathon Stock unless USX is specifically advised to discontinue reinvestment.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration name, the signature on the instructions or stock power authorizing the issuance must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as described above.

--------------------------------------------------------------------------------
 PLAN SERVICE FEES

ENROLLMENT FEE FOR NEW INVESTORS............................           $10.00 per account enrollment
PURCHASE OF SHARES..........................................                               No Charge
SALE OF SHARES (partial or full):
     Transaction Fee........................................                               No Charge
     Trading Fee............................................                         $0.05 per share
                                                                                 (subject to change)
REINVESTMENT OF DIVIDENDS...................................                               No Charge
OPTIONAL CASH INVESTMENTS VIA CHECK OR AUTOMATIC
  INVESTMENT................................................                               No Charge
GIFT OR TRANSFER OF SHARES..................................                               No Charge
SAFEKEEPING OF STOCK CERTIFICATES...........................                               No Charge
CERTIFICATE ISSUANCE........................................                               No Charge
RETURNED CHECKS.............................................                        $25.00 per check
DUPLICATE STATEMENTS
     Current year...........................................                               No Charge
     Prior year(s)..........................................       $5.00 per year, up to $25 maximum

The fee for duplicate statements must be paid in advance. In all other cases, the applicable fees will be deducted from either the investment or proceeds from a sale.

--------------------------------------------------------------------------------
 TRACKING YOUR INVESTMENTS

USX Shareholder Services will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

PLEASE RETAIN YOUR STATEMENTS TO ESTABLISH THE COST BASIS OF SHARES PURCHASED UNDER THE PLAN FOR INCOME TAX AND OTHER PURPOSES AND TO AVOID ACCOUNT RESEARCH FEES.

You should notify USX Shareholder Services promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

--------------------------------------------------------------------------------
 U. S. FEDERAL INCOME TAX INFORMATION

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U. S. Internal Revenue Service as dividend income. The statement will also reflect any trading fees paid by USX on your behalf for purchases of shares.

You will not realize gain or loss for U. S. Federal income tax purposes upon deposit of shares into the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U. S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U. S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U. S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional common stock.

The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisors regarding the consequences of participation in the Plan.

--------------------------------------------------------------------------------
 MISCELLANEOUS

-- VOTING OF PROXIES: USX will mail you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares in your Plan account. Your shares will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted.

-- RESPONSIBILITY OF ADMINISTRATOR AND USX CORPORATION: Neither USX Corporation nor any Plan Administrator nor any agent will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability:

  O for failure to terminate your account upon your death prior to receiving written notice of such death; or

  O relating to purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

  O for any fluctuation in the market value after purchase or sale of shares.

The payment of dividends is at the discretion of USX's Board of Directors. The Board may change the amount and timing of dividends at any time without notice.

Neither USX Corporation nor any Plan Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

-- PLAN MODIFICATION OR TERMINATION: USX Corporation reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. USX and any other Administrator also reserve the right to change any and all administrative procedures and costs associated with the Plan.

-- CHANGE OF ELIGIBILITY OR TERMINATION: You will remain a participant of the Plan until you withdraw from the Plan or the Plan is terminated. USX reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, USX Shareholder Services will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments or reinvest your dividends. USX Shareholder Services will issue a certificate to you upon written request.

If the number of shares on which dividends are reinvested falls below one share, your participation in the Plan will be automatically terminated and a check will be sent to you for any fractional share remaining.

-- FOREIGN PARTICIPATION: If you live outside of the U. S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. USX reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.

-- INTERPRETATION: USX may adopt rules and regulations to facilitate the administration of the Plan. Any question of interpretation under the Plan will be determined by USX and any such determination will be final.

The Plan, all related forms and your account shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and cannot be modified orally.

--------------------------------------------------------------------------------
 AVAILABLE INFORMATION

USX files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information USX files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. USX's SEC filings are also available to the public from the website maintained by the SEC at "http://www.sec.gov." In addition, such reports, proxy and information statements and other information are available for inspection at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, The Chicago Stock Exchange, 120 S. LaSalle Street, Chicago, Illinois 60603, and Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, on which stock exchanges the Marathon Stock is listed.

-- INCORPORATION BY REFERENCE: The SEC allows USX to incorporate by reference the information USX files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made by USX with the SEC under
Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

(a) Annual Report on Form 10-K for the year ended December 31, 1998;

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1999;

(c) Current Reports on Form 8-K/A and Form 8-K dated January 22 and on Forms 8-K dated January 26, January 27, September 28, and October 12, 1999;

(d) The description of the Marathon Stock included in USX's Form 8 Amendment to a Form 8-B Registration Statement filed on April 11, 1991; and

(e) The Rights Agreement dated as of September 28, 1999 included in USX's Form 8-A Registration Statement filed on September 28, 1999.

Upon request USX will provide, without charge, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to the Office of the Secretary, USX Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219-4776 (telephone: 412-433-4801).

-- RELIANCE: You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. USX has authorized no one to provide you with different information. USX IS NOT MAKING AN OFFER TO SELL STOCK IN ANY STATE OR COUNTRY WHERE THE OFFER IS NOT PERMITTED. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

--------------------------------------------------------------------------------
 LEGAL MATTERS

The validity of the issuance of the shares of Marathon Stock offered hereby will be passed upon for USX by D. D. Sandman, Esq., General Counsel, Secretary and Senior Vice President--Human Resources & Public Affairs of USX or by J. A. Hammerschmidt, Esq., Assistant General Counsel--Corporate and Assistant Secretary of USX. Messrs. Sandman and Hammerschmidt, in their respective capacities as set forth above, are paid salaries by USX, participate in various employee benefit plans offered by USX and own common stock of USX.

--------------------------------------------------------------------------------
 EXPERTS

The consolidated financial statements of USX as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated in this Prospectus by reference to USX's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
 PRICE RANGE OF MARATHON STOCK, DIVIDENDS AND DIVIDEND POLICY

The Marathon Stock is listed on the NYSE, Chicago Stock Exchange and Pacific Exchange. The following table sets forth the range of high and low sales prices of the Marathon Stock on the NYSE Composite for the periods indicated.

                                                             HIGH       LOW
                                                             ----       ---
1997
  First Quarter...........................................   28 1/2    23 3/4
  Second Quarter..........................................   31 1/8    25 5/8
  Third Quarter...........................................   38 3/16   28 15/16
  Fourth Quarter..........................................   38 7/8    29
1998
  First Quarter...........................................   40 1/2    31
  Second Quarter..........................................   38 7/8    32 3/16
  Third Quarter...........................................   37 1/8    25
  Fourth Quarter..........................................   38 1/8    26 11/16
1999
  First Quarter...........................................   31 3/8    19 5/8
  Second Quarter..........................................   32 3/4    25 13/16
  Third Quarter...........................................   33 7/8    28 1/2
  Fourth Quarter (through October 11).....................   29 1/16   25 13/16

On October 11, 1999, the reported last sale price of the Marathon Stock on the NYSE Composite was $27 per share.

For the periods indicated, the Board of Directors of USX (the "Board") declared a dividend each quarter on the Marathon Stock of $.19 per share in 1997 and $.21 in each quarter thereafter. While the Board does not currently intend to change such dividend rate, it reserves the right to do so at any time and from time to time.

The Board intends to declare and pay dividends on the Marathon Stock based on the financial condition and results of operations of the Marathon Group, although it has no obligation under Delaware law to do so. Dividends on the Marathon Stock will be payable when, as and if declared by the Board out of legally available funds of USX (as defined under Delaware law). In making its dividend decisions, the Board will rely on the financial statements of the Marathon Group. In determining its dividend policy, the Board will consider, among other things, the long-term earnings and cash flow capabilities of the Marathon Group, as well as the dividend policies of other publicly traded energy companies.

--------------------------------------------------------------------------------
 SPECIAL CONSIDERATIONS

The following discussion explains special factors to be considered arising from a capital structure with separate classes of common stock.

  STOCKHOLDERS OF ONE COMPANY: FINANCIAL IMPACTS FROM ONE GROUP COULD AFFECT THE OTHER GROUP.

You will be a stockholder of one company. Financial impacts from one group could adversely affect the other group. The financial statements of the Marathon Group and the U.S. Steel Group separately report the assets, liabilities (including contingent liabilities) and stockholders' equity of USX attributed to each group. This attribution for the purpose of preparing the financial statements for each group does not affect legal title to such assets or responsibility for such liabilities. Holders of Marathon Stock and Steel Stock are holders of Common Stock of USX, and continue to be subject to all of the risks associated with an investment in USX and all of its businesses and liabilities.

Financial impacts arising from one group that affect the overall cost of USX's capital could affect the results of operations and financial condition of the other group. In addition, net losses of either group, as well as dividends and distributions on either class of Common Stock or any series of Preferred Stock and repurchases of either class of Common Stock or any series of Preferred Stock, will reduce the funds legally available for payment of dividends on the Common Stock of both groups.

Accordingly, you are urged to read the USX consolidated financial information in connection with the group financial information.

  NO RIGHTS OR ADDITIONAL DUTIES WITH RESPECT TO THE GROUPS; POTENTIAL CONFLICTS

Holders of Marathon Stock and Steel Stock have only the rights of stockholders of USX, and, except under limited circumstances, holders of Common Stock are not provided any rights specifically related to either group.

The existence of separate classes of Common Stock may give rise to occasions when the interests of holders of Marathon Stock and Steel Stock may diverge or appear to diverge.

Examples include:

  O the optional exchange of the Steel Stock for the Marathon Stock at the 10% premium;

  O the determination of the record date of any such exchange or for the redemption of any Steel Stock;
  O the establishing of the date for public announcement of the liquidation of USX;

  O the commitment of capital between the Marathon Group and the U. S. Steel
    Group; and

  O the payment of dividends on one or both classes of Common Stock.

USX is not aware of any precedent involving the fiduciary duties of directors of corporations having classes of common stock or separate classes or series of capital stock, the rights of which are defined by reference to specified operations of the corporation.

Principles of Delaware law established in cases involving differing treatment of classes of capital stock or groups of holders of the same class of capital stock provide that a board of directors owes an equal duty to all stockholders regardless of class or series and does not have separate or additional duties to any group of stockholders. Under these principles of Delaware law and the "business judgment rule," absent abuse of discretion, a good faith determination made by a disinterested and adequately informed USX Board of Directors with respect to any matter having disparate impacts upon holders of Marathon Stock and holders of Steel Stock would be a defense to any challenge to such determination made by or on behalf of the holders of either class of Common Stock.

Because the Board owes an equal duty to all stockholders regardless of class, the Board is the appropriate body to deal with these matters.

In order to assist the Board in this regard, USX has formulated policies to serve as guidelines for the resolution of matters involving a conflict or a potential conflict, including policies dealing with

  O the payment of dividends,

  O limiting capital investment in the U. S. Steel Group over the long term to its internally generated cash flow, and

  O allocation of corporate expenses and other matters.

The Board has been advised concerning the applicable law relating to the discharge of its fiduciary duties to the common stockholders in the context of the separate classes of Common Stock and has delegated to the Audit Committee of the Board the responsibility to review matters which relate to this subject and report to the Board.

  LIMITED SEPARATE VOTING RIGHTS

Holders of shares of Marathon Stock and Steel Stock vote together as a single class on all matters as to which all USX common stockholders are entitled to vote. Holders of Marathon Stock and Steel Stock will have no rights to vote on matters as a separate group except in certain limited circumstances. Separate meetings for the holders of each class of Common Stock will not be held.

Accordingly, subject to certain exceptions, holders of shares of Marathon Stock or shares of Steel Stock cannot bring a proposal to a vote of the holders of Marathon Stock or holders of Steel Stock only, but are required to bring any proposal to a vote of all holders of capital stock of USX entitled to vote generally voting together as a single class.

The interests of the holders of the Marathon Stock and Steel Stock may diverge or appear to diverge with respect to certain matters as to which such holders are entitled to vote.

When a stockholder vote is taken on any matter as to which a separate vote by any class would not be required the holders of one class of Common Stock could have more than the number of votes required to approve the matter and could control the outcome of the vote.

The Restated Certificate of Incorporation provides that neither the increase nor the decrease of the authorized number of shares of either class of Common Stock requires a separate vote of either such class. Thus, it is possible that the holders of a majority of either class of Common Stock could constitute a majority of the voting power of both classes of Common Stock and approve the increase or decrease of the authorized amount of the other class of Common Stock without the approval of the holders of such other class of Common Stock.

On all matters where the holders of Common Stock vote together as a single class, a share of Marathon Stock will have one vote and each share of Steel Stock will have a fluctuating vote per share based on time-weighted average ratios of their Market Values.

Assuming that the time-weighted averages of the Market Values of Marathon Stock and Steel Stock were $27 and $25, respectively, the per share voting rights of Marathon Stock and Steel Stock would be one vote and .926 votes per share, respectively. If the Marathon Stock and the Steel Stock had those voting rights as of September 30, 1999, the holders of Marathon Stock and Steel Stock would have approximately 79% and 21%, respectively, of the total voting power of USX.

  LIMITATIONS ON POTENTIAL UNSOLICITED ACQUISITIONS

If the Marathon Group and the U.S. Steel Group were separate companies, any person interested in acquiring one of them without negotiating with management could seek to obtain control of it by means of a tender offer or proxy contest. Because each group is not a separate company, any person interested in acquiring only one group without negotiating with USX management would be required to seek control of the voting power representing all of the outstanding capital stock of USX entitled to vote on such acquisition.

Because of fluctuations in the relative Market Values of shares of the classes of Common Stock, the voting power of a particular stockholder may be increased or decreased from that held at the time the stockholder acquired the stock or from that held at the time of the previous vote. The fluctuating voting powers of the classes of Common Stock may influence a purchaser interested in acquiring and maintaining control of USX to acquire holdings in both classes of Common Stock.

  DIVIDENDS AND EARNINGS PER SHARE

The Board intends to declare and pay dividends on the Marathon Stock and Steel Stock based on the financial condition and results of operations of the respective group.

Subject to any prior rights of the holders of Preferred Stock:

     (a) dividends on Marathon Stock will be payable out of legally available funds of USX (as defined under Delaware law); and

     (b) dividends on Steel Stock will be payable out of the lesser of

           (1) the Available Steel Dividend Amount and

           (2) legally available funds.

In making its dividend decisions, the Board will rely on the financial statements of each group. In determining its dividend policy, the Board will consider, among other things, the long-term earnings and cash flow capabilities of each group, as well as the dividend policies of similar publicly traded companies.

The method of calculating earnings per share for the Marathon Stock and the Steel Stock reflects the Board's intent that the separately reported earnings and surplus of the Marathon Group and the U.S. Steel Group as determined consistent with the Certificate of Incorporation, are available for payment of dividends to the respective classes of stock, although legally available funds and liquidation preferences of these classes of stock do not necessarily correspond with these amounts.

Delaware law requires that dividends on all classes of Preferred Stock and Common Stock be limited to legally available funds of USX, which is determined on the basis of the entire Corporation.

Distributions on the Marathon Stock and the Steel Stock could not be made if USX failed to pay dividends on any series of Preferred Stock. Net losses of either group as well as dividends and distributions on either class of Common Stock or any series of Preferred Stock and repurchases of either class of Common Stock or any series of Preferred Stock, will reduce the funds of USX legally available for payment of dividends on both classes of Common Stock.

Under Delaware law, a corporation may declare and pay dividends on its capital stock either

     (1) out of its surplus or

     (2) in case there is no surplus, out of its net profits for the year in which the dividend is declared and/or the preceding fiscal year.

"Surplus" is the amount by which the total assets of the corporation exceed total liabilities and capital.

Capital for USX is the sum of

     (a) the aggregate par value of the outstanding shares of Common Stock (equal to $1 per share) and

     (b) the aggregate stated capital of the outstanding shares of 6.50% Preferred Stock ($1 per share).

If the capital of a corporation is diminished by depreciation in the value of its properties, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets, dividends may not be paid out of net profits (that is pursuant to clause (2) above) until the deficiency in capital shall have been repaired.

For purposes of determining surplus, the assets and liabilities of a corporation are to be valued on the basis of market value.

  POTENTIAL EFFECTS OF EXCHANGE AND REDEMPTION OF COMMON STOCK

Under various conditions, the Steel Stock may be exchanged at USX's option for shares of Marathon Stock at a 10% premium.

--------------------------------------------------------------------------------
 MANAGEMENT AND ACCOUNTING POLICIES

MANAGEMENT POLICIES

The Board has adopted certain policies with respect to the Marathon Group and the U.S. Steel Group including, without limitation, the intention to:

     (i) limit capital expenditures of the U.S. Steel Group over the long term to an amount equal to the internally generated cash flow of the U.S. Steel Group, including funds generated by sales of assets of the U.S. Steel Group,

     (ii) sell assets and provide services between the groups only on an arm's-length basis, and

     (iii) treat funds generated by sale of Marathon Stock and Steel Stock and securities convertible into such stock as assets of the respective group.

ACCOUNTING MATTERS AND POLICIES

The Marathon Group and the U.S. Steel Group financial statements are prepared in accordance with generally accepted accounting principles, and these financial statements, taken together, comprise all of the accounts included in the corresponding consolidated financial statements of USX.

The financial statements of the Marathon Group and the U.S. Steel Group principally reflect the financial position and results of operations of the businesses included in the group.

Consistent with the Certificate of Incorporation and related policies, group financial statements also include portions of USX's corporate assets and liabilities (including contingent liabilities). Principal corporate activities attributed to the groups and reflected in their financial statements include financial activities, corporate general and administrative costs, common stock transactions and income taxes.

MANAGEMENT AND ACCOUNTING POLICIES SUBJECT TO CHANGE

These policies may be modified or rescinded in the sole discretion of the Board without approval of stockholders, although there is no present intention to do so.

The Board may also adopt additional policies depending upon the circumstances. Any determination of the Board to modify or rescind such policies, or to adopt additional policies, including any decision that would have disparate impacts upon holders of Marathon Stock or Steel Stock, would be made by the Board in good faith and in the honest belief that such decision is in the best interests of all stockholders of USX. In addition, generally accepted accounting principles require that any change in accounting policy be preferable to the previous policy.

                                                                      SCHEDULE I

                        USX-MARATHON GROUP COMMON STOCK
                           DIVIDEND REINVESTMENT AND
                           DIRECT STOCK PURCHASE PLAN
                      LIST OF IMPORTANT DATES THROUGH 2002
                    APPLICABLE ONLY IF DISCOUNT IS IN EFFECT

               (C)               (D)             (E)                                 (G)
       THRESHOLD PRICE AND        *         OPTIONAL CASH          (F)
       WAIVER DISCOUNT, IF     RECORD      INVESTMENTS MUST   PRICING PERIOD
CYCLE  ANY, WILL BE SET BY:     DATE:      BE RECEIVED BY:     START DATE:     INVESTMENT DATE:
-----  --------------------  -----------   ----------------   --------------   ----------------
  B          9/17/99           9/21/99          9/22/99           9/23/99          10/11/99
  B         10/19/99          10/21/99         10/22/99          10/25/99          11/10/99
  A         11/15/99          11/17/99         11/22/99          11/23/99          12/10/99
  B         12/16/99          12/20/99         12/21/99          12/22/99           1/10/00
  B          1/19/00           1/21/00          1/24/00           1/25/00           2/10/00
  A          2/14/00           2/16/00          2/22/00           2/23/00           3/10/00
  B          3/17/00           3/21/00          3/22/00           3/23/00           4/10/00
  B          4/17/00           4/19/00          4/20/00           4/24/00           5/10/00
  A          5/15/00           5/17/00          5/23/00           5/24/00           6/12/00
  B          6/15/00           6/19/00          6/20/00           6/21/00           7/10/00
  B          7/19/00           7/21/00          7/24/00           7/25/00           8/10/00
  A          8/14/00           8/16/00          8/22/00           8/23/00           9/11/00
  B          9/18/00           9/20/00          9/21/00           9/22/00          10/10/00
  B         10/19/00          10/23/00         10/24/00          10/25/00          11/10/00
  A         11/14/00          11/16/00         11/21/00          11/22/00          12/11/00
  B         12/14/00          12/19/00         12/20/00          12/21/00           1/10/01
  B          1/19/01           1/23/01          1/24/01           1/25/01           2/12/01
  A          2/16/01           2/21/01          2/21/01           2/22/01           3/12/01
  B          3/16/01           3/20/01          3/22/01           3/23/01           4/10/01
  B          4/18/01           4/20/01          4/23/01           4/24/01           5/10/01
  A          5/17/01           5/21/01          5/22/01           5/23/01           6/11/01
  B          6/15/01           6/19/01          6/20/01           6/21/01           7/10/01
  B          7/19/01           7/23/01          7/24/01           7/25/01           8/10/01
  A          8/14/01           8/16/01          8/21/01           8/22/01           9/10/01
  B          9/18/01           9/20/01          9/21/01           9/24/01          10/10/01
  B         10/19/01          10/23/01         10/24/01          10/25/01          11/12/01
  A         11/19/01          11/21/01         11/21/01          11/21/01          12/10/01
  B         12/17/01          12/19/01         12/20/01          12/21/01           1/10/02
  B          1/17/02           1/22/02          1/23/02           1/24/02           2/11/02
  A          2/15/02           2/20/02          2/20/02           2/21/02           3/11/02
  B          3/18/02           3/20/02          3/21/02           3/22/02           4/10/02
  B          4/18/02           4/22/02          4/23/02           4/24/02           5/10/02

               (C)               (D)             (E)                                 (G)
       THRESHOLD PRICE AND        *         OPTIONAL CASH          (F)
       WAIVER DISCOUNT, IF     RECORD      INVESTMENTS MUST   PRICING PERIOD
CYCLE  ANY, WILL BE SET BY:     DATE:      BE RECEIVED BY:     START DATE:     INVESTMENT DATE:
-----  --------------------  -----------   ----------------   --------------   ----------------
  A          5/13/02           5/15/02          5/21/02           5/22/02           6/10/02
  B          6/17/02           6/19/02          6/20/02           6/21/02           7/10/02
  B          7/19/02           7/23/02          7/24/02           7/25/02           8/12/02
  A          8/19/02           8/21/02          8/21/02           8/22/02           9/10/02
  B          9/19/02           9/20/02          9/23/02           9/24/02          10/10/02
  B         10/18/02          10/22/02         10/23/02          10/24/02          11/11/02
  A         11/18/02          11/20/02         11/20/02          11/21/02          12/10/02

---------

A. Investment of optional cash investments and reinvestment of dividends.
B.    Investment of optional cash investments only.
C. The Threshold Price and Waiver Discount (if any) will be established two business days prior to the Record Date.
D. The Record Date for dividend months (those indicated by the letter "A" in the cycle column) will be established by the Board of Directors.
      The Record Date for non-dividend months (those indicated by the letter "B" in the cycle column) will be two business days immediately preceding the first day of the Pricing
      Period.
E. Optional cash payments are due by the last business day prior to commencement of the Pricing Period.
F.    The Pricing Period will be the twelve consecutive Trading
      Days ending on the Trading Day immediately preceding the Investment Date.
G. The Investment Date will be the dividend payment date during a month in which a cash dividend is paid and in any other month, will be the tenth calendar day of such month, however, if either the dividend payment date or such tenth day falls on a date when the New York Stock Exchange is closed, the Investment Date will be the first day following on which the New York Stock Exchange is open.

                                      U. S. EQUITY
                                     MARKETS CLOSED
                            --------------------------------
                            1999    2000**   2001**   2002**
                            ----    ------   ------   ------
New Years Day                1/1     1/1      1/1      1/1
Martin L. King Day          1/18     1/17     1/15     1/21
Presidents Day              2/15     2/21     2/19     2/18
Good Friday                  4/2     4/21     4/13     3/29
Memorial Day                5/31     5/29     5/28     5/27
Independence Day             7/5     7/4      7/4      7/4
Labor Day                    9/6     9/4      9/3      9/2
Thanksgiving Day            11/25   11/23    11/29    11/28
Christmas Day               12/24   12/25    12/25    12/25

* Record Dates in dividend months (February, May, August and November) are established as 3rd Wednesday of month unless that day is 15th, then date is 16th.

[** Estimated.]

                                                                      APPENDIX I
                          SUMMARY OF USX COMMON STOCK

The following summary is qualified in its entirety by the detailed information appearing elsewhere in, or incorporated by reference in, this Prospectus. Capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Prospectus.

                                                          USX COMMON STOCK
                        ------------------------------------------------------------------------------------
                                   USX-MARATHON GROUP                        USX-U.S. STEEL GROUP
                                      COMMON STOCK                               COMMON STOCK
                                      ------------                               ------------
BUSINESS:               Energy business.                           Steel and other businesses.
NUMBER OF SHARES
  OUTSTANDING AS OF
  SEPTEMBER 30, 1999:   310,078,463                                88,369,115
VOTING RIGHTS:          Except as otherwise described herein, the  Except as otherwise described herein, the
                        Marathon Stock will vote as a single       Steel Stock will vote as a single class
                        class with the Steel Stock. The Marathon   with the Marathon Stock. Each share of
                        Stock will have one vote per share.        Steel Stock will have a variable number
                                                                   of votes based upon the relative Market
                                                                   Values of one share of Steel Stock and
                                                                   one share of Marathon Stock, and may have
                                                                   more than, less than or exactly one vote
                                                                   per share.
DIVIDENDS:              Dividends on the Marathon Stock will be    Dividends on the Steel Stock will be paid
                        paid at the discretion of the Board based  at the discretion of the Board based primarily upon the long-term earnings and  primarily upon the long-term earnings and
                        cash flow capabilities of the Marathon     cash flow capabilities of the U.S. Steel
                        Group, as well as on the dividend          Group, as well as on the dividend
                        policies of publicly traded energy         policies of publicly traded steel
                        companies. Dividends will be payable out   companies. Dividends will be payable out
                        of all funds of USX legally available      of the lesser of (i) all funds of USX
                        therefor.                                  legally available therefor and (ii) the
                                                                   Available Steel Dividend Amount.
EXCHANGE AND            USX may exchange the Marathon Stock for    USX may exchange the Steel Stock for
  REDEMPTION:           shares of a wholly owned subsidiary that   shares of a wholly owned subsidiary that
                        holds all the assets and liabilities of    holds all the assets and liabilities of
                        the Marathon Group. The effect of this     the U.S. Steel Group. The effect of this
                        exchange would be to spin off the          exchange would be to spin off the U.S.
                        Marathon Group to holders of Marathon      Steel Group to holders of Steel Stock.
                        Stock.
                                                                   If USX sells all or substantially all of
                                                                   the properties and assets of the U.S.
                                                                   Steel Group, USX must either: (i) pay a
                                                                   special dividend to holders of Steel
                                                                   Stock equal to the Net Proceeds; or (ii)
                                                                   redeem shares of Steel Stock having an
                                                                   aggregate Market Value closest to the
                                                                   value of the Net Proceeds for an amount
                                                                   equal to the Net Proceeds; or (iii)
                                                                   exchange each share of Steel Stock for a
                                                                   number of shares of Marathon Stock equal
                                                                   to 110% of the ratio of the Market Values
                                                                   of one share of Steel Stock to one share
                                                                   of Marathon Stock.
LIQUIDATION:            In the event of the liquidation of USX,    In the event of the liquidation of USX,
                        holders of Marathon Stock will share the   holders of Steel Stock will share the
                        funds, if any, remaining for distribution  funds, if any, remaining for distribution
                        to common stockholders with holders of     to common stockholders with holders of
                        Steel Stock based upon the relative        Marathon Stock based upon the relative
                        market capitalizations of each.            market capitalizations of each.
LISTING:                NYSE under the symbol "MRO."               NYSE under the symbol "X."

                                    USX LOGO
                        USX-MARATHON GROUP COMMON STOCK
--------------------------------------------------------------------------------
 INQUIRIES/CORRESPONDENCE: USX SHAREHOLDER SERVICES

For recorded information concerning the following Plan features, Call (412) 433-4707.

     Discount
     Threshold Price
     Requests for Waivers
     Source of shares--Open Market Purchase or USX Issuance

For other information about the Plan:

Call USX Shareholder Services:                                           (412) 433-4801
FAX:                                                                     (412) 433-4818
Internet:                                                                   www.usx.com
EMAIL:                                                      shareholderservices@usx.com

Send written correspondence and optional cash Investments to:

     USX CORPORATION
     SHAREHOLDER SERVICES
     600 GRANT STREET, ROOM 611
     PITTSBURGH, PA 15219-4776

Please include your daytime telephone number. Please use transaction stub at top of your quarterly statement for optional cash Investments.

                                             USX Logo

                                                       USX CORPORATION

                                               USX-MARATHON GROUP COMMON STOCK

                                                  DIVIDEND REINVESTMENT AND
                                                 DIRECT STOCK PURCHASE PLAN

                                                         PROSPECTUS
                                                       October  , 1999

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee...............  $ 38,082
Costs of printing and engraving.............................   100,000
Accounting fees and expenses................................    10,000
Miscellaneous expenses......................................   100,000
                                                              --------
     Total..................................................  $248,082
                                                              ========

All of the foregoing expenses are estimated except for the Securities and Exchange Commission filing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article V of the Corporation's By-Laws provides that the Corporation shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

The Corporation is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an officer, employee, agent or director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of the Corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the Corporation. To the extent a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the Corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

Policies of insurance are maintained by the Corporation under which directors and officers of the Corporation are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

The Corporation's Restated Certificate of Incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. LIST OF EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) See Exhibit Index.

(b) All schedules are omitted because they are not applicable or the required information is contained in the respective financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) USX hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of USX's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of USX pursuant to the foregoing provisions, or otherwise, USX has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by USX of expenses incurred or paid by a director, officer or controlling person of USX in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, USX will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, COMMONWEALTH OF PENNSYLVANIA, ON OCTOBER 13, 1999.

                                       USX CORPORATION
                                       (Registrant)

                                       By        /s/ KENNETH L. MATHENY
                                         ---------------------------------------
                                          Kenneth L. Matheny,
                                          Vice President & Comptroller
Pittsburgh, Pennsylvania

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON OCTOBER 13, 1999.

               SIGNATURE                                        TITLE
               ---------                                        -----

                   *                             Chairman of the Board of Directors,
----------------------------------------         Chief Executive Officer and Director
            Thomas J. Usher                         (Principal Executive Officer)

                   *                                        Vice Chairman
----------------------------------------              & Chief Financial Officer
          Robert M. Hernandez                                and Director
                                                    (Principal Financial Officer)

         /s/ KENNETH L. MATHENY                      Vice President & Comptroller
----------------------------------------            (Principal Accounting Officer)
           Kenneth L. Matheny

                   *                                           Director
----------------------------------------
           Neil A. Armstrong

                   *                                           Director
----------------------------------------
           Victor G. Beghini

                   *                                           Director
----------------------------------------
           Jeanette G. Brown

                                                               Director
----------------------------------------
             J. Gary Cooper

               SIGNATURE                                        TITLE
               ---------                                        -----
                   *                                           Director
----------------------------------------
            Charles A. Corry

                   *                                           Director
----------------------------------------
             Charles R. Lee

                   *                                           Director
----------------------------------------
              Paul E. Lego

                   *                                           Director
----------------------------------------
              Ray Marshall

                   *                                           Director
----------------------------------------
          John F. McGillicuddy

                   *                                           Director
----------------------------------------
            John M. Richman

                   *                                           Director
----------------------------------------
           Seth E. Schofield

                   *                                           Director
----------------------------------------
              John W. Snow

                   *                                           Director
----------------------------------------
            Paul J. Wilhelm

                   *                                           Director
----------------------------------------
           Douglas C. Yearley

*By /s/ KENNETH L. MATHENY
    ------------------------------------
    Kenneth L. Matheny, Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER
-------

   4.1     Restated Certificate of Incorporation of USX dated May 1,
           1999 as currently in effect. (Incorporated by reference to Exhibit 3.1 to USX's Report on Form 10-Q for the quarter ended June 30, 1999.)
   4.2 By-laws of USX dated May 1, 1999, as amended and currently in effect. (Incorporated by reference to Exhibit 3.2 to USX's Report on Form 10-Q for the quarter ended June 30,
           1999.)
   4.3     Rights Agreement. (Incorporated by reference to the USX Form
           8-A filed on September 28, 1999. File No. 1-5153.)
   5.      Opinion and consent of J.A. Hammerschmidt, Esq.
 23.1      Consent of PricewaterhouseCoopers LLP.
 23.2      Consent of J.A. Hammerschmidt, Esq. (Included in Exhibit 5.)
 24.       Powers of Attorney.